                                                                       EXHIBIT 2





                            STOCK PURCHASE AGREEMENT


                                 BY AND BETWEEN



                        PHILADELPHIA SUBURBAN CORPORATION

                                   (PURCHASER)

                                       AND

                           ALLETE WATER SERVICES, INC.

                                  (SHAREHOLDER)








                             DATE: NOVEMBER 20, 2003

                                TABLE OF CONTENTS
                                -----------------
                                                                            PAGE
                                                                            ----


ARTICLE 1        DEFINITIONS...................................................1

ARTICLE 2        PURCHASE OF STOCK; PURCHASE PRICE............................10

    2.1     Purchase and Sale of Stock........................................10

    2.2     Purchase Price....................................................10

    2.3     Payment of Purchase Price on the Closing Date.....................11

    2.4     Closing and Closing Deliveries....................................11

ARTICLE 3        REPRESENTATIONS AND WARRANTIES OF THE
                 SHAREHOLDER..................................................13

    3.1     Organization......................................................13

    3.2     Capitalization....................................................14

    3.3     Due Authorization.................................................14

    3.4     No Breach.........................................................14

    3.5     Clear Title.......................................................15

    3.6     Condition of Assets...............................................15

    3.7     Litigation........................................................15

    3.8     Labor Matters.....................................................15

    3.9     Tax Matters.......................................................16

    3.10    Employee Benefits.................................................17

    3.11    No Guarantees.....................................................20

    3.12    Financial Statements..............................................20

    3.13    Absence of Certain Developments...................................21

    3.14    Intellectual Property.............................................21

    3.15    Compliance with Laws..............................................22

    3.16    Operating Contracts...............................................22

    3.17    Real Estate.......................................................23

    3.18    Accounts Receivable...............................................25

    3.19    Books and Records; Bank Accounts..................................25

    3.20    Employees.........................................................25

    3.21    Permits and Certificate Applications..............................26

    3.22    Developer Contracts...............................................26

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                                TABLE OF CONTENTS
                                -----------------
                                   (continued)
                                                                            PAGE
                                                                            ----

    3.23    Subsidiaries......................................................26

    3.24    Insurance.........................................................26

    3.25    Brokers...........................................................27

    3.26    Relationship with Related Persons.................................27

    3.27    Internal Disclosure Controls and Procedures.......................28

    3.28    Environmental Matters.............................................28

    3.29    Debt Instruments..................................................28

    3.30    Customers and Suppliers...........................................29

    3.31    Shareholder Loans.................................................29

    3.32    Adequacy of Properties............................................29

    3.33    Absence of Certain Business Practices.............................29

    3.34    Trade Regulation..................................................30

    3.35    Shareholder Ownership of the Stock................................30

    3.36    Virginia Operations...............................................30

    3.37    Employee Retention................................................30

    3.38    Regulation as Utilities...........................................31

    3.39    Limitation on Representations and Warranties......................31

    3.40    Internal Accounting Controls......................................31

    3.41    Water Quality.....................................................31

ARTICLE 4        REPRESENTATIONS AND WARRANTIES OF THE
                 PURCHASER....................................................31

    4.1     Organization......................................................32

    4.2     Due Authorization.................................................32

    4.3     No Breach.........................................................32

    4.4     Investment Representations........................................32

    4.5     Brokers...........................................................32

ARTICLE 5        PERFORMANCE AND COVENANTS PENDING CLOSING....................33

    5.1     Continuing Due Diligence..........................................33

    5.2     Conduct of Business...............................................33

    5.3     Encumbrances......................................................33

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                                TABLE OF CONTENTS
                                -----------------
                                   (continued)
                                                                            PAGE
                                                                            ----

    5.4     Pay Increases.....................................................34

    5.5     Restrictions on New Contracts.....................................34

    5.6     Preservation of Business..........................................34

    5.7     Payment and Performance of Obligations............................34

    5.8     Restrictions on Sale of Assets....................................34

    5.9     Prompt Notice.....................................................34

    5.10    Consents..........................................................35

    5.11    Copies of Documents...............................................35

    5.12    No Solicitation of Other Offers...................................35

    5.13    Accounts Receivable and Payable...................................35

    5.14    Title Matters; Surveys............................................35

    5.15    Insurance.........................................................37

    5.16    Filing Reports and Making Payments................................37

    5.17    Capital Expenditures..............................................37

    5.18    Monthly and Year-End 2003 Financials..............................37

    5.19    Litigation........................................................38

    5.20    Notification of Inaccuracy........................................38

    5.21    Debt Instruments..................................................38

    5.22    Guarantees........................................................38

    5.23    Environmental Assessment..........................................39

    5.24    Cooperation with Respect to Permits, Licenses and
            Regulatory Matters................................................39

    5.25    Performance and Other Bonds.......................................39

    5.26    Absence of Certain Developments...................................40

    5.27    Certain Accounting Matters........................................40

    5.28    Capital Expenditures..............................................41

ARTICLE 6        MUTUAL CONDITIONS PRECEDENT TO THE PARTIES'
                 OBLIGATIONS..................................................41

    6.1     Proceedings.......................................................41

    6.2     Consents and Approvals............................................42

    6.3     Antitrust Matters.................................................42

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                                TABLE OF CONTENTS
                                -----------------
                                   (continued)
                                                                            PAGE
                                                                            ----

ARTICLE 7        ADDITIONAL CONDITIONS PRECEDENT TO THE
                 PURCHASER'S OBLIGATIONS......................................43

    7.1     Accuracy of Representations and Warranties........................43

    7.2     Compliance with Covenants and Agreements..........................43

    7.3     No Material Adverse Effect........................................43

    7.4     Legal Opinion.....................................................43

ARTICLE 8        ADDITIONAL CONDITIONS PRECEDENT TO THE
                 SHAREHOLDER'S OBLIGATIONS....................................43

    8.1     Accuracy of Representations and Warranties........................43

    8.2     Compliance with Covenants and Agreements..........................43

    8.3     Legal Opinion.....................................................44

    8.4     Delivery of Purchase Price and Other Consideration................44

ARTICLE 9        INDEMNIFICATION..............................................44

    9.1     Indemnification by the Shareholder................................44

    9.2     Indemnification by the Purchaser..................................45

    9.3     Procedure for Indemnification.....................................46

    9.4     Dispute Resolution................................................47

    9.5     Effect of Insurance...............................................48

    9.6     Effect of Taxes...................................................49

ARTICLE 10       TAX MATTERS..................................................50

    10.1    Tax Returns.......................................................50

    10.2    Controversies.....................................................50

    10.3    Transfer Taxes....................................................51

    10.4    Amended Tax Returns...............................................51

    10.5    Non-foreign Person Affidavit......................................51

    10.6    Tax Indemnification...............................................51

    10.7    Section 338 Election..............................................52

    10.8    Post-Closing Access and Cooperation...............................52

ARTICLE 11       PERFORMANCE FOLLOWING THE CLOSING DATE.......................52

    11.1    Further Acts and Assurances.......................................52

    11.2    Non-Competition Agreement.........................................53

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                                TABLE OF CONTENTS
                                -----------------
                                   (continued)
                                                                            PAGE
                                                                            ----

    11.3    Non-Solicitation Agreement........................................53

    11.4    Reasonableness of Covenants.......................................53

    11.5    Injunctive Relief.................................................53

    11.6    Blue Pencil Doctrine..............................................54

    11.7    Guarantees........................................................54

    11.8    Employee Matters..................................................54

    11.9    Indemnification of Officers and Directors of the Company and the
            Subsidiaries......................................................56

ARTICLE 12       TERMINATION..................................................57

    12.1    Termination.......................................................57

    12.2    Return of Documents and Nondisclosure.............................57

ARTICLE 13       MISCELLANEOUS................................................58

    13.1    Survival of Representations and Warranties, Covenants and
            Agreements........................................................58

    13.2    Preservation of and Access to Records.............................58

    13.3    Cooperation.......................................................58

    13.4    Public Announcements..............................................58

    13.5    Notices...........................................................59

    13.6    Entire Agreement..................................................59

    13.7    Remedies..........................................................59

    13.8    Amendments........................................................60

    13.9    Successors and Assigns............................................60

    13.10   Fees and Expenses.................................................60

    13.11   Governing Law and Jurisdiction....................................60

    13.12   Counterparts and Facsimile Signature..............................61

    13.13   Headings..........................................................61

    13.14   Scope of Agreement................................................61

    13.15   Number and Gender.................................................61

    13.16   Severability......................................................61

    13.17   Parties in Interest...............................................61

    13.18   Waiver............................................................62

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                                TABLE OF CONTENTS
                                -----------------
                                   (continued)
                                                                            PAGE
                                                                            ----

    13.19   Construction......................................................62

    13.20   Specific Performance..............................................62

    13.21   Supplementation of Schedules......................................62

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of the 20th day of November, 2003, by and between PHILADELPHIA SUBURBAN CORPORATION, a Pennsylvania corporation (the "PURCHASER"), and ALLETE WATER SERVICES, INC., a Minnesota corporation (the "SHAREHOLDER").

                                    RECITALS
                                    --------

     A. The Shareholder is the sole owner of 6,000 issued and outstanding shares of capital stock (the "STOCK") of Heater Utilities, Inc., a South Carolina corporation (the "COMPANY").

     B. The Company owns all of the issued and outstanding capital stock of its two subsidiary corporations: (i) Brookwood Water Corporation, a North Carolina corporation ("BROOKWOOD"), and (ii) LaGrange Waterworks Corporation, a North Carolina corporation ("LAGRANGE") (individually, each of Brookwood and LaGrange may herein be referred to as a "SUBSIDIARY," and collectively, may be referred to herein as the "SUBSIDIARIES").

     C. The Company owns and operates approximately 450 community water systems and 33 wastewater utility systems within the State of North Carolina, and also owns and operates 2 small community water systems located in Carroll County, Virginia.

     D. Brookwood owns and operates approximately 10 community water systems in and about Fayetteville, North Carolina (in Cumberland and Hoke Counties) and LaGrange owns and operates 3 community water systems in and about Fayetteville, North Carolina (in Cumberland County). Neither of the Subsidiaries owns or operates any wastewater utility systems.

     E. The Purchaser desires to purchase the Stock held by the Shareholder and the Shareholder desires to sell the Stock to the Purchaser on the terms and subject to the conditions set forth in this Agreement.

     F. Upon consummation of the purchase and sale of the Stock pursuant to this Agreement, the Purchaser will own all of the issued and outstanding capital stock of the Company.

                                    AGREEMENT
                                    ---------

     In consideration of the foregoing Recitals and the mutual promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Shareholder agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified:

     "ACQUISITION PROPOSAL" means any proposal relating to the possible acquisition of the Company, Brookwood and/or LaGrange, whether by way of (i) merger, (ii) purchase of any capital stock of any of the foregoing, or (iii) purchase of all or substantially all of the assets of the foregoing.

     "AFFILIATE" when used in reference to a specified Person, means any Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with the specified Person.

     "AGREEMENT" has the meaning set forth in the introductory paragraph of this Agreement.

     "ALLETE, INC." means ALLETE, Inc., a Minnesota corporation, the ultimate corporate parent of the Shareholder, Company and its Subsidiaries.

     "ALLETE, INC. GUARANTEE" means that certain ALLETE, Inc. Guarantee executed and delivered on the date hereof by ALLETE, Inc., the form of which is set forth as EXHIBIT B to this Agreement, and which will become effective only upon the Closing of this Agreement and shall be applicable only to obligations of the Shareholder that arise after the Closing Date.

     "ANCILLARY DOCUMENTS" has the meaning set forth in Section 3.3 of this Agreement.

     "APPLICABLE LAWS" means any and all laws (including Environmental Laws), ordinances, constitutions, regulations, statutes, treaties, rules, codes, licenses, certificates, franchises, permits, requirements and Injunctions adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any Governmental Body having jurisdiction over a specified Person or any of such Person's properties or assets.

     "BALANCE SHEETS" has the meaning set forth in Section 3.12 of this Agreement.

     "BALANCE SHEET DATE" has the meaning set forth in Section 3.12 of this Agreement.

     "BASKET AMOUNT" has the meaning set forth in Section 9.1(a) of this Agreement.

     "BENEFIT PLAN" means any and all bonus, stock option, restricted stock, stock purchase, stock appreciation, phantom stock, profit participation, profit-sharing, deferred compensation, severance, retention, pension, retirement, disability insurance, medical insurance, dental insurance, health insurance, or life insurance, death benefit, incentive, welfare and/or other benefit, compensation and/or retirement plan, policy, arrangement and/or Contract maintained, sponsored or participated in by the Company or any Subsidiary.

     "BROOKWOOD" has the meaning set forth in the Recitals to this Agreement.

     "BUSINESS" means the ownership and/or operation of community water and wastewater utility systems which serve primarily residential customers and, to a much lesser extent, serve a commercial customer base. With respect to the Company, the Business refers to community water utility systems and wastewater utility systems, and with respect to the Subsidiaries, the Business refers to community water utility systems.

     "CARY PROPERTY" has the meaning set forth in Section 5.14(a) of this Agreement.

     "CLOSING" has the meaning set forth in Section 2.4(a) of this Agreement.

     "CLOSING DATE" has the meaning set forth in Section 2.4(a) of this Agreement.

     "CODE" means the Internal Revenue Code of 1986, as amended, or rules and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "COMPANY" has the meaning set forth in the Recitals to this Agreement.

     "COMPANY PLAN" has the meaning set forth in Section 11.8(b) of this Agreement.

     "COMPETING BUSINESS" has the meaning set forth in Section 3.26 of this Agreement.

     "CONFIDENTIAL INFORMATION" means any information or compilation of information not generally known to the public or the industry or which the Company or the Subsidiaries have not disclosed to third parties without a written obligation of confidentiality, which is proprietary to the Company or the Subsidiaries, relating to the Company's or the Subsidiaries' procedures, techniques, methods, concepts, ideas, affairs, products, processes and services, including, but not limited to, information relating to marketing, merchandising, selling, research, development, manufacturing, purchasing, accounting, engineering, financing, costs, customers, plans, pricing, billing, needs of customers and products and services used by customers, all lists of customers and their addresses, prospects, sales calls, products, services, prices and the like as well as any specifications, formulas, plans, drawings, accounts or sales records, sales brochures, code books, manuals, trade secrets, knowledge, know-how, pricing strategies, operating costs, sales margins, methods of operations, invoices or statements and the like.

     "CONTRACT" means any agreement, lease of personal or mixed property, license, contract, obligation, promise, commitment, arrangement, understanding or undertaking, instrument, document (whether written or oral and whether express or implied) of any type, nature or description that is legally binding but excluding leases of Leased Real Estate. As used herein, the word "Contract" shall be limited in scope if modified by an adjective specifying the type of contract to which this Agreement or a Section hereof refers.

     "CONVERTIBLE SECURITIES" means any and all securities convertible or exchangeable for any shares of capital stock of the Company or either Subsidiary, including, without limitation, common stock.

     "DOJ" means the United States Department of Justice.

     "DEBT INSTRUMENTS" has the meaning set forth in Section 3.29 of this Agreement.

     "DEBT SECURITIES" means any and all indebtedness issued by or on behalf of the Company or either Subsidiary which constitutes a security under the Securities Act of 1933, as amended (the "SECURITIES ACT").

     "DEVELOPER CONTRACTS" has the meaning set forth in Section 3.16 of this Agreement.

     "DIRECTOR INDEMNIFIED PARTY" or "DIRECTOR INDEMNIFIED PARTIES" has the meaning set forth in Section 11.9(a) of this Agreement.

     "DISCLOSE" means to reveal, deliver, divulge, disclose, publish, copy, communicate, show or otherwise make known or available to any other Person, or in any way to copy, any of the Confidential Information of the Company and/or its Subsidiaries.

     "EMPLOYEES" has the meaning set forth in Section 3.20(a) of this Agreement.

     "ENCUMBRANCE" means and includes:

          (i) with respect to any personal property, any intangible property or any property other than real property, any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement or lease or use agreement in the nature thereof whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future; and

          (ii) with respect to any real property (whether and including Owned Real Estate or Leased Real Estate), any mortgage, lien, easement, interest, right-of-way, condemnation or eminent domain proceeding, encroachment, any building, use or other form of restriction, encumbrance or other claim (including adverse or prescriptive) or right of third parties (including Governmental Bodies), any lease or sublease, boundary dispute, and agreements with respect to any real property including: purchase, sale, right of first refusal, option, construction, building or property service, maintenance, property management, conditional or contingent sale, use or occupancy, franchise or concession, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future.

     "ENVIRONMENTAL ASSESSMENT" has the meaning set forth in Section 5.23 of this Agreement.

     "ENVIRONMENTAL ASSESSMENT FIRM" has the meaning set forth in Section 5.23 of this Agreement.

     "ENVIRONMENTAL LAWS" means any and all Applicable Laws (i) regulating the use, treatment, generation, transportation, storage, control, management, recycling or disposal of any Hazardous Material, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.), the Resource Conservation and Recovery Act (42
U.S.C. Section 6901 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C.
Section 1251 ET SEQ.), the Clean Water Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), and/or (ii) relating to the protection, preservation or conservation of the environment, all as existing, defined or interpreted as of the date hereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" has the meaning set forth in Section 3.10(b) of this Agreement.

     "EXISTING POLICY" has the meaning set forth in Section 5.14(a) of this Agreement.

     "FINAL ORDER" has the meaning set forth in Section 6.2 of this Agreement.

     "FTC" means the United States Federal Trade Commission.

     "GAAP" means generally accepted accounting principles in the United States.

     "GOVERNMENTAL BODY" means any:

          (i) nation, state, county, city, town, village, district or other jurisdiction of any nature;

          (ii)  federal, state, local, municipal, foreign or other government;

          (iii) governmental  or  quasi-governmental  authority  of any   nature
     (including any governmental agency, branch, board, commission, department, instrumentality, office or other entity, and any court or other tribunal);

          (iv)  multinational organization or body; and/or

          (v)   body  exercising,  or  entitled or purporting to exercise,   any
     administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

     "HSR" means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

     "HAZARDOUS MATERIALS" means any and all (i) dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances listed or identified in, or directly or indirectly regulated by, any Environmental Law, and (ii) any of the following, whether or not included in the foregoing: polychlorinated biphenyls, asbestos in any form or condition, urea-formaldehyde, petroleum (including crude oil or any fraction thereof), natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel or mixtures thereof, nuclear fuels or materials, chemical wastes, radioactive materials, explosives and known possible carcinogens.

     "IRS" means the United States Internal Revenue Service.

     "INACTIVE EMPLOYEES" has the meaning set forth in Section 3.20(a) of this Agreement.

     "INDEMNIFIED PARTY" has the meaning set forth in Section 9.3 of this Agreement.

     "INDEMNIFYING PARTY" has the meaning set forth in Section 9.3 of this Agreement.

     "INJUNCTION" means any and all writs, rulings, awards, directives, injunctions (whether temporary, preliminary or permanent), judgments, decrees or orders (whether executive, judicial or otherwise) adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any Governmental Body.

     "INTELLECTUAL PROPERTY" means any and all (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions and reexaminations thereof; (ii) trademarks, service marks, trade dress, logos, trade names, assumed names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith; (iii) copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (iv) mask works and all applications, registrations and renewals in connection therewith; (v) trade secrets and confidential business information (including ideas, research and development, know-how, technology, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (vi) computer software (including data and related software program documentation in computer-readable and hard-copy forms); (vii) other intellectual property and proprietary rights of any kind, nature or description, including web sites, web site domain names and other e-commerce assets and resources of any kind or nature; and (viii) copies of tangible embodiments thereof (in whatever form or medium).

     "KNOWLEDGE" means, with respect to an individual who is a natural being, an individual's actual knowledge (following due inquiry and investigation) of a fact or other matter. With respect to an entity that is a party to this Agreement, "Knowledge" shall be solely attributed to the Knowledge of an officer, director, or the Senior Management Employees of the Purchaser, the Shareholder, the Company or the Subsidiaries, respectively, and as applicable to the context used in this Agreement. As used herein, the Knowledge of the Subsidiaries shall be attributed to the Company for purposes of this Agreement and, as a consequence, the "Knowledge of the Company" shall be deemed to include the Knowledge of the Subsidiaries.

     "LAGRANGE" has the meaning set forth in the Recitals to this Agreement.

     "LEASED REAL ESTATE" has the meaning set forth in Section 3.17 of this Agreement.

     "LEASES" has the meaning set forth in Section 3.17(a) of this Agreement.

     "LIABILITY" or "LIABILITIES" means any and all debts, liabilities and/or obligations of any type, nature or description (whether known or unknown, asserted or unasserted, secured or unsecured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due).

     "LOSS" or "LOSSES" has the meaning set forth in Section 9.1 of this Agreement.

     "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means, in connection with the Company and the Subsidiaries (evaluated on the basis of the three (3) companies taken as a whole and not on an individual company-by-company basis) with due consideration to the size and complexity of the Business and transactions contemplated by this Agreement, any event, change or effect that is materially adverse, individually or in the aggregate, to the condition (financial or otherwise), properties, assets, Liabilities, revenues, income, business, operations, results of operations of such Persons, taken as a whole; PROVIDED, HOWEVER, that in no event shall any of the following constitute a material adverse change, or be deemed to have a material adverse effect, in the business, operations, assets, results of operations or condition of the Company and the Subsidiaries:
(i) any change or effect resulting from conditions affecting the industry in which the Company and the Subsidiaries operate or from changes in general business or economic conditions, (ii) any change or effect resulting from the announcement or pendency of any of the transactions contemplated by this Agreement, (iii) any change or effect resulting from compliance by the Company and/or the Subsidiaries with the terms of, or the taking of any action contemplated or permitted by, this Agreement and any Ancillary Document, or (iv) any change or effect resulting from any change in Applicable Law. In furtherance of the foregoing, and notwithstanding anything to the contrary set forth in this Agreement, any Material Adverse Effect or any Material Adverse Change with respect to the Company and/or either of the Subsidiaries shall be evaluated on the basis of the Company and the Subsidiaries taken as a whole (in the aggregate) and not on an individual company-by-company basis.

     "NCDEH" means the Division of Environmental Health of the Department of Environment and Natural Resources, a regulatory agency of the state of North Carolina which, among other things, regulates the issuance of water system permits and compliance with federal and state Applicable Laws.

     "NCDWQ" means the Division of Water Quality of the Department of Environment and Natural Resources, a regulatory agency of the state of North Carolina which, among other things, regulates the issuance of wastewater permits and compliance with federal and state Applicable Laws.

     "NCUC" means the North Carolina Utilities Commission, a regulatory agency of the state of North Carolina which, among other things, regulates rates, service and PCN Certificates of entities that own and/or operate water systems and wastewater utility systems.

     "OPERATING CONTRACTS" has the meaning set forth in Section 3.16 of this Agreement.

     "ORDINARY COURSE OF BUSINESS" means an action taken by a Person only if:

          (i) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

          (ii) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons constituting a governing body of a Person exercising similar authority).

     "OVERLAP PERIOD" has the meaning set forth in Section 10.2 of this Agreement.

     "OWNED REAL ESTATE" has the meaning set forth in Section 3.17 hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PCBs" has the meaning set forth in Section 3.28 of this Agreement.

     "PCN CERTIFICATES" means the certificates of public convenience and necessity that are issued and regulated by the NCUC.

     "PERMITS" means all right, title and interest in and to any permits, licenses, filings, authorizations, approvals, or other indicia of authority (and any pending applications for approval or renewal of a Permit), to own, construct, operate, sell, inventory, disburse or maintain any asset or conduct any business as issued by any Governmental Body.

     "PERMITTED ENCUMBRANCES" has the meaning set forth in Section 3.17(c) of this Agreement.

     "PERMITTED EXCEPTIONS" has the meaning set forth in Section 5.14(b) of this Agreement.

     "PERSON" means any individual, corporation (including any non-profit corporation), general, limited or limited liability partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity or Governmental Body.

     "PRE-CLOSING PERIOD" has the meaning set forth in Section 3.9(b) of this Agreement.

     "PROCEEDING" means any suit, litigation, arbitration, hearing, audit, investigation, order, or other action (whether civil, criminal, administrative or investigative) noticed, commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "PURCHASE PRICE" has the meaning set forth in Section 2.2 of this Agreement.

     "PURCHASER" has the meaning set forth in the introductory paragraph of this Agreement.

     "PURCHASER PLAN" has the meaning set forth in Section 11.8(b) of this Agreement.

     "REAL ESTATE" has the meaning set forth in Section 3.17 of this Agreement.

     "RELATED PERSON" or "RELATED PERSONS" means, with respect to a particular individual,

          (i) each other member of such individual's Family (as hereafter defined); and

          (ii) any Affiliate of one or more members of such individual's Family.

     With respect to a specified Person other than an individual:

          (i)  any Affiliate of such specified Person; and

          (ii) each  Person  that  serves  as a  director,  governor,   officer,
     manager, general partner, executor or trustee of such specified Person (or in a similar capacity).

     For purposes  of this definition, the "FAMILY"  of an  individual  includes
(i) such individual, (ii) the individual's spouse, (iii) any lineal ancestor or lineal descendant of the individual, or (iv) a trust for the benefit of any of the foregoing.

     "REQUIRED CONSENT" has the meaning set forth in Section 3.17(k) of this Agreement.

     "RETENTION AND SEVERANCE  AGREEMENTS"  has the meaning set forth in Section
3.37 of this Agreement.

     "RETENTION PAYMENT" has the meaning set forth in Section 3.37 of this Agreement.

     "RIGHTS" means any and all outstanding subscriptions, warrants, options, or other arrangements or commitments obligating or which may obligate (with or without notice or passage of time or both) the Company or either Subsidiary to issue or dispose of any of their respective (as opposed to third party) securities including, without limitation, Convertible Securities and Debt Securities.

     "SCHEDULES"  has the meaning  set forth in the  introductory  paragraph  to
Article 3 of this Agreement.

     "SECURITIES ACT" has the meaning set forth in the definition of "Debt Securities" in Article 1 of this Agreement.

     "SENIOR MANAGEMENT EMPLOYEE(S)" means the chief executive officer, president, any vice president, the chief financial officer, treasurer or secretary of a party to this Agreement. With respect to the Company and the Subsidiaries, the Senior Management Employees shall mean and be limited solely to William E. Grantmyre, Jerry H. Tweed, Freda H. Hilburn, Kristin O.
Brandenburg, Richard J. Durham, Kenneth Strickland, Ruel C. Shaw, Jill Strickler, Donald Sutter and Gary Moseley.

     "SEVERANCE PAYMENT" has the meaning set forth in Section 11.8(f) of this Agreement.

     "SHAREHOLDER" has the meaning set forth in the introductory paragraph of this Agreement.

     "SHAREHOLDER GUARANTEE" has the meaning set forth in Section 5.22(b) of this Agreement.

     "SHAREHOLDER'S REPRESENTATIVE" has the meaning set forth in Section 10.2 of this Agreement.

     "STOCK" has the meaning set forth in the Recitals to this Agreement.

     "SUBSIDIARY" OR "SUBSIDIARIES" has the meaning set forth in the Recitals to this Agreement.

     "SUPPLEMENT" has the meaning set forth in Section 13.21 of this Agreement.

     "TAX" or "TAXES" means any and all net income, gross income, gross revenue, gross receipts, net receipts, ad valorem, franchise, profits, transfer, sales, use, social security, employment, unemployment, disability, license, withholding, payroll, privilege, excise, value-added, severance, stamp, occupation, property, customs, duties, real estate and/or other taxes, assessments, levies, fees or charges of any kind whatsoever imposed by any Governmental Body, together with any interest or penalty relating thereto.

     "TAX MATTER" has the meaning set forth in Section 10.2 of this Agreement.

     "TAX RETURN" or "TAX RETURNS" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including, without limitation, any schedule or attachment thereto, any amendment thereof, and any estimated report or statement.

     "THIRD PARTY PLANS" has the meaning set forth in Section 11.8(d) of this Agreement.

     "THREATENED" means a claim, Proceeding, dispute, action, or other matter for which any demand or statement has been made, orally or in writing, or any oral or written notice has been given, that would lead a reasonably prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter may, with reasonable certainty, be asserted, commenced, taken or otherwise pursued in the future; PROVIDED, HOWEVER, that the foregoing shall not include customer billing or service disputes in the Ordinary Course of Business.

     "TITLE DOCUMENTS" has the meaning set forth in Section 5.14(a) of this Agreement.

     "TITLE POLICY" has the meaning set forth in Section 5.14(c) of this Agreement.

     "TRANSACTIONAL EXPENSES" has the meaning set forth in Section 13.10 of this Agreement.

     "USE" means to appropriate any of the Confidential Information of the Company and/or its Subsidiaries for the benefit of oneself or any other Person other than the Company.

     "VDH" means the Office of Water Programs of the Virginia Department of Health, a regulatory agency of the Commonwealth of Virginia which, among other things, regulates the issuance of water system permits and compliance with federal and state Applicable Laws.

     "WARN ACTS" has the meaning set forth in Section 3.10(k) of this Agreement.

                                   ARTICLE 2

                        PURCHASE OF STOCK; PURCHASE PRICE

    2.1 PURCHASE AND SALE OF STOCK. In reliance upon the representations, warranties and covenants contained in this Agreement as of the date hereof and on the Closing Date, the Purchaser agrees to purchase the Stock from the Shareholder, and the Shareholder agrees to sell, transfer, convey, assign and deliver the Stock to the Purchaser on the terms and conditions set forth in this Agreement. Such sale, transfer, conveyance, assignment and delivery of the Stock shall convey good and marketable title to the Stock, free and clear of any and all Rights and Encumbrances, and at such time the Stock will be fully paid and non-assessable. At the Closing the Shareholder will deliver to the Purchaser certificate(s) evidencing the Stock duly endorsed in blank or with stock powers duly executed by the Shareholder.

    2.2 PURCHASE PRICE. The purchase price to be paid to the Shareholder by the Purchaser for the Stock (the "PURCHASE PRICE") shall be Forty-Eight Million Dollars ($48,000,000).

    2.3 PAYMENT OF PURCHASE PRICE ON THE CLOSING DATE. The Purchase Price shall be paid on the Closing Date by wire transfer of immediately available funds to an account (or accounts) designated by the Shareholder at least two (2) business days prior to the Closing.

    2.4  CLOSING AND CLOSING DELIVERIES.

         (a) CLOSING AND CLOSING DATE. Subject to the satisfaction or waiver of the conditions precedent contained in Articles 6, 7 and 8 hereof, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall be held at a mutually agreed time, but in no event no more than ten
    (10) business days after (i) all consents and approvals (including the Final Order(s) described and defined in Section 6.2 of this Agreement) required to consummate the transactions contemplated hereby have been received from any Governmental Body, including the FTC, DOJ, the NCUC and the VDH, and (ii) all other conditions to the Closing have been duly satisfied or waived in writing, at the offices of Briggs and Morgan, Professional Association, 2400 IDS Center, Minneapolis, Minnesota, 55402. The Closing shall be effective as of 11:59 P.M. on the date of Closing and such date is referred to in this Agreement as the "CLOSING DATE."

         (b) CLOSING  DELIVERIES  BY  THE  SHAREHOLDER.   At  the  Closing,  the
    Shareholder shall execute, where necessary or appropriate, and deliver to the Purchaser each and all of the following:

             (i) A certificate in the form of EXHIBIT A hereto signed by a duly authorized officer of the Shareholder, and dated as of the Closing Date, to the effect that the representations and warranties made by the Shareholder in this Agreement (as modified by the Schedules and any Supplement(s)) and in any document, instrument and/or agreement to be executed and delivered by the Shareholder pursuant to this Agreement are true and correct in all material respects at and as of the Closing and the Shareholder has performed and complied with all of its covenants, agreements and obligations under this Agreement which are to be performed and complied with by the Shareholder on or prior to the Closing Date;

             (ii) The certificates evidencing the Stock duly endorsed by the Shareholder in blank or accompanied by stock powers duly executed by the Shareholder;

             (iii) A copy certified by the Secretary of the Shareholder of the duly adopted resolutions of the Board of Directors of the Shareholder approving this Agreement, including the Ancillary Documents, authorizing the execution and delivery of this Agreement and the Ancillary Documents, and the consummation of the transactions contemplated hereby and thereby;

             (iv)   The corporate  minute   books,  the  corporate   seals,  and
         stock books for the Company and the Subsidiaries;

             (v) A satisfaction of debt in a form satisfactory to the Purchaser executed by the Shareholder with respect to the payment of intercompany liabilities and obligations between the Shareholder and its Affiliates (other than the Company and the Subsidiaries) and the Company and the Subsidiaries;

             (vi)   Delivery of any and all documents relating to Permits;

             (vii) A duly executed written opinion letter by counsel for the Shareholder, dated as of the Closing Date, addressed to the Purchaser, as contemplated by Section 7.4 of this Agreement;

             (viii) Duly executed resignations of (A) the officers of the Company and the Subsidiaries who are also officers of the Shareholder, and (B) the directors of the Company and the Subsidiaries, effective as of the Closing Date;

             (ix) Certificates of good standing for the Shareholder, the Company and each of the Subsidiaries dated within five (5) days of the Closing Date issued by the Secretary of State of their respective states of incorporation;

             (x) The non-foreign person affidavit required by Section 1445 of the Code;

             (xi)   The termination documents for  the  guarantees  described in
         Section 5.22;

             (xii) Evidence reasonably satisfactory to the Purchaser that the Company and the Subsidiaries have arranged for the payment of the Retention Payments concurrently upon the Closing; and

             (xiii) Such other documents and items as are reasonably   necessary
         or  appropriate  to  effect  the   consummation  of  the   transactions
         contemplated hereby or which may be customary under local law.

         (c) CLOSING  DELIVERIES BY THE PURCHASER. At the Closing, the Purchaser
    shall  execute,   where  necessary  or  appropriate,   and  deliver  to  the
    Shareholder each and all of the following:

             (i)    Payment  of  the  Purchase  Price in the manner set forth in
         Section 2.3 of this Agreement;

             (ii) A certificate in the form of EXHIBIT C hereto signed by a duly authorized officer of the Purchaser, and dated as of the Closing Date, to the effect that the representations and warranties made by the Purchaser in this Agreement (as modified by the Schedules and any Supplement(s)) and in any document, instrument and/or agreement to be executed and delivered by the Purchaser pursuant to this Agreement are true and correct in all material respects at and as of the Closing and the Purchaser has performed and complied with all of its covenants, agreements and obligations under this Agreement which are to be performed and complied with by the Purchaser on or prior to the Closing Date;

             (iii) A copy certified by the Secretary of the Purchaser of the duly adopted resolutions of the Board of Directors of the Purchaser approving this Agreement, including the Ancillary Documents, and authorizing the execution and delivery of this Agreement, including the Ancillary Documents, and the consummation of the transactions contemplated hereby and thereby;

             (iv) A duly executed written opinion letter by counsel for the Purchaser, dated as of the Closing Date, addressed to the Shareholder, as contemplated by Section 8.3 of this Agreement;

             (v) Evidence reasonably satisfactory to the Shareholder that the performance and other bonds required by Section 5.25 have been secured in accordance with the provisions of such section;

             (vi) A certificate of good standing of the Purchaser dated within five (5) days of the Closing Date issued by the Secretary of State of the Purchaser's state of incorporation; and

             (vii)  Such other documents and items as are  reasonably  necessary
         or  appropriate  to  effect  the   consummation  of  the   transactions
         contemplated hereby or which may be customary under local law.

                                   ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

    As an inducement for the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Shareholder represents and warrants to the Purchaser that each and all of the following representations and warranties (as modified by the Schedules to this Agreement (the "SCHEDULES") and any Supplement delivered by the Shareholder pursuant to Section 13.21 of this Agreement) are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date. The Schedules shall be arranged in paragraphs corresponding to the sections and subsections contained in this
Article 3.

    3.1  ORGANIZATION.

         (a) THE SHAREHOLDER. The Shareholder is a Minnesota corporation and is duly organized, validly existing and in good standing under the laws of Minnesota. The Shareholder has all requisite power and authority to own, operate and lease its properties and assets (including the Stock) and to conduct its business as it is now being conducted.

         (b) THE COMPANY AND THE SUBSIDIARIES. The Company and the Subsidiaries each (i) are a corporation duly organized, validly existing and in good standing under the laws of their respective states of incorporation, (ii) have all requisite power and authority, corporate and otherwise, to own, operate and lease its properties and assets and to conduct the Business as it is now being conducted by each entity. The Business is the only business conducted by the Company and the Subsidiaries. As set forth in SCHEDULE 3.1(b), each of the Company and the Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing under the laws of every state or jurisdiction in which the nature of their activities or of their properties (owned, leased or operated) makes such qualification necessary and in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

    3.2 CAPITALIZATION. The authorized capital stock of the Company consists solely of 6,000 shares of common voting stock, One Dollar ($1.00) par value, of which 6,000 shares are issued and outstanding on the date hereof, and are owned beneficially and of record by the Shareholder, free and clear of all liens and Encumbrances. The Company is the sole legal, beneficial and equitable shareholder of all of the equity interests in and with respect to the Subsidiaries. None of the Stock has been issued in violation of the rights of any Person. Except as set forth in SCHEDULE 3.2 hereto, as of the date hereof,
(i) there are no Convertible Securities or Debt Securities outstanding, (ii) there are no Rights outstanding, and (iii) there are no shareholder agreements or other agreements, understandings or commitments relating to the rights of the Shareholder to vote or dispose of the Stock.

    3.3 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement, including the documents, instruments and agreements to be executed and delivered by the Shareholder pursuant to this Agreement (the "ANCILLARY DOCUMENTS"), and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Shareholder. This Agreement and the Ancillary Documents have been, or will be on or before the Closing Date, duly and validly authorized, executed and delivered by the Shareholder, and the obligations of the Shareholder hereunder and thereunder are or will be, upon such execution and delivery, valid, legally binding and enforceable against the Shareholder in accordance with their respective terms.

    3.4 NO BREACH. The Shareholder has full power and authority, corporate and otherwise, to sell, assign, transfer, convey and deliver the Stock to the Purchaser and to otherwise perform its obligations under this Agreement and the Ancillary Documents. The execution and delivery of this Agreement and the Ancillary Documents to be executed and delivered by the Shareholder pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Articles of Incorporation or Bylaws of the Shareholder, (ii) except as set forth in SCHEDULE 3.4, or as contemplated by clause (iii) immediately following, violate any Applicable Laws or Injunction applicable to the Shareholder, the Company or the Subsidiaries,
(iii) other than the filings required by HSR, the NCUC, and the VDH, and except as provided in SCHEDULE 3.4 hereto, require any filing with, Permits from, authorization, consent or approval of, or the giving of any notice to, any Person, (iv) except as provided in SCHEDULE 3.4 hereto, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give another party any rights of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, Permit (including, but not limited to, any Permits, approvals or authorizations of any Governmental Body), lease or other Contract to which the Company and/or the Shareholder is a party, or by which they or any of their properties or assets may be bound, or (v) result in the creation or imposition of any Encumbrance on any of the properties or assets of the Company or the Subsidiaries, such that in the case of any violation or the absence of Permit, consent or approval described in clauses (ii), (iii) and (iv) above, the occurrence or omission of which would not be reasonably likely to have a Material Adverse Effect.

    3.5 CLEAR TITLE. Except as otherwise set forth in SCHEDULE 3.5 or the leased property disclosed in SCHEDULE 3.16 hereto, on the Closing Date, (i) the Company and each of the Subsidiaries will hold good title to their respective personal property, and (ii) such personal property is and shall be free and clear of any and all Encumbrances of any kind, nature and description whatsoever, except for Encumbrances which are disclosed, reflected or reserved for or against in the Balance Sheets.

    3.6 CONDITION OF ASSETS. Except as set forth in SCHEDULE 3.6 hereto, all of the properties and assets of the Company and the Subsidiaries (i) have been maintained in accordance with industry standards in all material respects, (ii) are in reasonable operating condition and repair, and (iii) are the assets used to operate the Company's Business as currently conducted.

    3.7 LITIGATION. Except as set forth in SCHEDULE 3.7 hereto, and except for any Proceeding which generally affects the business of all Persons conducting business similar to the Company and the Subsidiaries and in which the Company and/or the Subsidiaries are not a named defendant, there is no Proceeding:

         (a) that has been commenced by or served upon the Company, the Subsidiaries or the Shareholder, or of which the Shareholder or the Company have Knowledge; or

         (b) to the Knowledge of the Company or the Shareholder, that challenges, or that will have, the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

To the Knowledge of the Shareholder or the Company, no such Proceeding has been Threatened. Except as provided in SCHEDULE 3.7 hereto, to the Knowledge of the Shareholder or the Company, the Company and the Subsidiaries are not (individually or otherwise) a party to or subject to the provisions of any Injunction which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or impair the ability of the Shareholder to consummate the transactions contemplated hereby.

    3.8 LABOR MATTERS. Except as set forth in SCHEDULE 3.8 hereto, the Company and the Subsidiaries, individually or collectively, have never been a party to any collective bargaining agreement or other labor Contract and there has never been, and there is not presently pending or existing, and to the Knowledge of the Shareholder or the Company, there is not Threatened (i) any strike, slowdown, walkout, picketing, work stoppage, labor arbitration or other Proceeding in respect of the grievance of any employee, (ii) any application or complaint filed by any employee or union with the National Labor Relations Board, or any comparable Governmental Body, (iii) any organizational activity or other labor dispute against or affecting the Company or the Subsidiaries, and no application for certification of a collective bargaining agreement is pending or, to the Knowledge of the Shareholder or the Company, is Threatened. There is no lockout of any employees by the Company or the Subsidiaries and no such action is contemplated by either the Company or the  Subsidiaries.  Except as set forth in
SCHEDULE 3.8 hereto, there is no Proceeding pending or, to the Knowledge of the Shareholder or the Company, Threatened by any Person against the Company or the Subsidiaries or any of their current or former officers, directors or employees relating to employment, equal employment opportunity, discrimination, harassment, wrongful discharge, unfair labor practices, immigration, wages, hours, benefits, collective bargaining, the payment of social security or similar Taxes, occupational safety and health or plant closing.

    3.9  TAX MATTERS.

         (a) TAX RETURNS. The Company and the Subsidiaries have timely filed, or caused to be timely filed, or will timely file or cause to be timely filed with the appropriate taxing authorities, all Tax Returns that are required to be filed by, or with respect to, the Company and the Subsidiaries on or prior to the Closing Date. The Returns have accurately reflected and will accurately reflect all Liability for Taxes of the Company and the Subsidiaries for the periods covered thereby. SCHEDULE 3.9(a) lists all income Tax Returns filed with any Governmental Body with respect to the Company and the Subsidiaries for the taxable periods ended on or after December 31, 1999.

         (b) PAYMENT OF TAXES. All Taxes and Tax Liabilities of the Company and the Subsidiaries for all taxable years or periods that end on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on the day immediately preceding the Closing Date ("PRE-CLOSING PERIOD") have been timely paid.

         (c) OTHER TAX MATTERS. Except as set forth in SCHEDULE 3.9(c):

             (i) the Company and the Subsidiaries have not been the subject of a dispute or claim or an audit or other examination of Taxes by the Tax authorities of any Governmental Body, nor have the Company or the Subsidiaries received any notices from any such Taxing authority relating to any issue which could have a Material Adverse Effect.
         SCHEDULE 3.9(c) also includes a list of all Tax examination reports and statements of deficiencies assessed against or agreed to by the Company and/or the Subsidiaries since January 1, 1998, each of which has been provided to the Purchaser.

             (ii)   the Shareholder, the Company and the Subsidiaries  have  not
         (A) entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company or the Subsidiaries, or (B) is presently contesting the Tax Liability of the Company or the Subsidiaries before any Governmental Body.

             (iii) the Company and the Subsidiaries have not been included in any "consolidated," "unitary" or "combined" Tax Return provided for under Applicable Law with respect to Taxes for any taxable period for which the statute of limitations has not expired.

             (iv) all Taxes which the Company or the Subsidiaries are (or have been) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

             (v) neither the Company nor either of the Subsidiaries is a "United States real property holding corporation" within the meaning of
         Section 897(c)(2) of the Code.

             (vi) there are no Tax sharing, allocation, indemnification or similar agreements in effect as between the Company and/or the Subsidiaries or any predecessor or Affiliate thereof and any other party (including the Shareholder and any predecessors or Affiliates thereof) under which the Purchaser, the Company or either of the Subsidiaries could be liable for any Taxes or other claims of any Person.

             (vii) none of the Company or the Subsidiaries have applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding Tax laws of any nation, state or locality.

             (viii) no election under Section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat the Company or the Subsidiaries as a consenting corporation, as defined in Section 341 of the Code.

             (ix) neither the Company nor the Subsidiaries are, individually or collectively, a party to any agreement that would require any of them to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code.

             (x) there are no requests for rulings in respect of any Taxes pending between the Company or the Subsidiaries and any Tax authority.

    3.10 EMPLOYEE BENEFITS.

         (a) BENEFIT PLANS. Except as set forth in SCHEDULE 3.10 hereto, the Company and the Subsidiaries do not maintain or contribute to any Benefit Plans. Without limiting the generality of the foregoing provision of this Section, except as described in SCHEDULE 3.10 hereto, there are no pension plans, welfare plans, or any employee benefit plans qualified under Section 401(a) of the Code, to which the Company or either of the Subsidiaries are required to contribute. Except as described in SCHEDULE 3.10 hereto, the Company and the Subsidiaries do not and will not have any unfunded Liability for services rendered prior to the Closing Date under any Benefit Plans. The Company and the Subsidiaries are not in any material default under any Benefit Plan. Other than claims for benefits in ordinary course, there are no actions, suits, disputes, arbitrations or other material claims pending or, to the Knowledge of the Shareholder or the Company, Threatened with respect to any Benefit Plan.

         (b) EMPLOYEE PENSION BENEFIT PLANS. Except as set forth in SCHEDULE 3.10, none of the Company, the Subsidiaries, or any Person required to be aggregated with the Company and the Subsidiaries under Section 414(b), (c),
    (m), or (o) of the Code ("ERISA AFFILIATE"), maintains or has ever maintained an Employee Pension Benefit Plan as defined in Section 3(2) of ERISA, that is subject to Section 412 of the Code and Section 302 of ERISA. With respect to each such Employee Pension Benefit Plan maintained or ever maintained by the Company, by either Subsidiary, or by any ERISA Affiliate:
    (i) no unsatisfied liabilities to participants, the IRS, the United States Department of Labor, the PBGC, or to any other Person or entity have been incurred as a result of the termination of any Employee Pension Benefit Plan, (ii) no Employee Pension Benefit Plan, which is subject to the minimum funding requirements of Part 3 of Subtitle B of Title I of ERISA or subject to Section 412 of the Code, has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code and there has been no waived funding deficiency within the meaning of
    Section 303 of ERISA or Section 412 of the Code, (iii) all premiums to the PBGC have been timely paid in full, and (iv) the PBGC has not instituted proceedings to terminate any such Plan and no condition exists that presents a risk that such proceedings will be instituted or that would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Plan. Neither the Company nor the Subsidiaries currently sponsor, maintain, contribute to, or are required to contribute to an Employee Pension Benefit Plan subject to Title IV of ERISA.

         (c) MULTIEMPLOYER PLANS. Except as set forth in SCHEDULE 3.10 hereto, neither the Company nor any of its Subsidiaries contributes to, or has or could have, any Liability (including but not limited to withdrawal Liability) with respect to any multiemployer plan (as defined in Section 4064(a) of ERISA or Section 4001(a)(3) of ERISA).

         (d) OTHER PLANS. Except as otherwise set forth in SCHEDULE 3.10, there are no present or former employees of the Company or the Subsidiaries who are entitled to (i) any pensions, group health, or other benefits to be paid upon or after termination of employment, including termination on account of disability (except as otherwise required under Section 601 of ERISA), or
    (ii) deferred compensation payments.

         (e) DOCUMENTS. The Shareholder has made available to the Purchaser the following documents, as they may have been amended to the date hereof, embodying or relating to each Benefit Plan of the Company and the Subsidiaries set forth in SCHEDULE 3.10 hereto: (i) all written plan documents for each such Benefit Plan, including all amendments to each such Benefit Plan, any related trust agreements, group annuity contracts, insurance policies or other funding agreements or arrangements, (ii) the most recent determination letter received from the IRS, if any, as to the qualified status of any such Benefit Plan under Section 401(a) of the Code,
    (iii) the current summary plan description, if any, for each such Benefit Plan, and (iv) the most recent annual return/report on form 5500, 5500-C or 5500-R, if any, for each such Benefit Plan.

         (f) PROHIBITED TRANSACTIONS. The Company and the Subsidiaries have not, nor has any other "disqualified person" or "party in interest", as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively, engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code and Section 406 of ERISA, with respect to any Benefit Plan of the Company or any Subsidiary subject to ERISA, which could reasonably be expected to subject the Company or any Subsidiary to a Tax or penalty on prohibited transactions imposed by either Section 502(i) of ERISA or Section 4975 of the Code. The execution and delivery by the Shareholder of this Agreement and the consummation of the transactions contemplated hereby will not (i) involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to any Benefit Plan set forth in SCHEDULE 3.10 hereto, or (ii) accelerate the payment of any benefits under any Benefit Plan set forth in SCHEDULE 3.10 hereto.

         (g) FIDUCIARY DUTY. None of the Company, the Subsidiaries, nor any other fiduciary of any Benefit Plan set forth in SCHEDULE 3.10 hereto are engaged in any transaction with respect to such Benefit Plan or failed to act in a manner with respect to such Benefit Plan which could reasonably be expected to subject the Company or any Subsidiary to any material Liability for a breach of fiduciary duty under ERISA or any other Applicable Law.

         (h) GROUP HEALTH PLANS. Except as set forth in SCHEDULE 3.10, the Company, the Subsidiaries and all ERISA Affiliates have complied in all material respects with the coverage continuation requirements of all Applicable Laws, including Sections 601 through 609 of ERISA, Section 4980B of the Code, and the requirements of any similar state law regarding continued health coverage, and the Company and the Subsidiaries have incurred no material Liability with respect to its failure to offer or provide continued coverage in accordance with the foregoing requirements, nor is there any suit or other action pending, or to the Knowledge of the Shareholder or the Company, Threatened, with respect to such requirements. Except as set forth in SCHEDULE 3.10, (i) there has been no violation of the obligations imposed by Section 9801 of the Code and Part 7 of Subtitle B of Title I of ERISA with respect to any Benefit Plan to which such obligations apply, (ii) none of the Company, the Subsidiaries or any ERISA Affiliate has contributed to a nonconforming group health plan (as defined in Section 5000(c) of the Code), and (iii) none of the Company, the Subsidiaries or any ERISA Affiliate has incurred a Tax under Section 5000(a) of the Code which is, or is reasonably expected to become, a Liability of the Company, the Subsidiaries or an ERISA Affiliate.

         (i) TRIGGERING OF OBLIGATION AND OTHER BINDING COMMITMENTS. Except for the claims set forth in SCHEDULE 3.10, the consummation of the transactions described in this Agreement, in and of themselves, or in conjunction with any other event which has occurred on or prior to the date hereof (excluding the Retention and Severance Agreements), will not entitle any current or former employee of the Company or the Subsidiaries to severance pay, unemployment compensation or any other similar payment, or accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee.

         (j) OPERATIONAL COMPLIANCE. Each Benefit Plan has been administered in all material respects in accordance with its terms and all Applicable Laws, and, except as set forth in SCHEDULE 3.10, each Benefit Plan intended to be qualified under
    Section 401(a) of the Code is so qualified and is, as most recently amended, the subject of a favorable determination letter as to its qualification. No event has occurred and no condition or set of circumstances exists in connection with which the Company or any Subsidiary could be directly or indirectly subject to any Encumbrance or loss of Tax deduction under ERISA or the Code or under any agreement, instrument, statute, rule of law or regulations pursuant to or under which the Company or any Subsidiary has indemnified or is required to indemnify any Person against any such liability (except liability for benefit claims and funding obligations payable in the ordinary course).

         (k) WARN COMPLIANCE. The Company and the Subsidiaries have complied in all respects with the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss. 2101 et seq., and its corresponding regulations, and any similar state law, rule or regulation or local ordinance, rule or regulation, in each case in effect as of the date hereof, providing for notification to employees affected by closing, relocation, sale of business, mass layoff or similar event (collectively, the "WARN ACTS") on account of closings, relocations, sales of businesses, mass layoffs or similar events occurring on or prior to the Closing and all related notices, payments, fines or assessments due to any Government Body pursuant to such WARN Acts.

         (l) ABSENCE  OF  TERMINATION  RESTRICTIONS.  Except  as  set  forth  in
    SCHEDULE 3.10, (i) each Benefit Plan may be terminated by the Company or either Subsidiary, as applicable, in accordance with its terms and without the Company or any Subsidiary incurring any obligation or liability arising or resulting from such termination, and (ii) neither the Company, either Subsidiary nor the Shareholder has made any representations to employees of the Company or either Subsidiary that any Benefit Plan would be continued without change for any period of time on and after the Closing Date. The foregoing shall not be applicable to the Retention and Severance Agreements described in Section 3.37 and 11.8 hereof.

    3.11 NO GUARANTEES. Except as set forth in SCHEDULE 3.11, (i) none of the obligations of the Company or the Subsidiaries is guaranteed by, or subject to a similar contingent Liability to, any Person, and (ii) neither the Company nor the Subsidiaries have, individually or collectively, guaranteed, or otherwise become contingently liable for, any Liability of any Person. To the Knowledge of the Shareholder or the Company, no event has arisen that would give rise to any obligation under any guarantee set forth in SCHEDULE 3.11 or under any of the bonds set forth in SCHEDULE 5.25.

    3.12 FINANCIAL STATEMENTS. The Shareholder has caused the Company and the Subsidiaries to furnish true and correct copies of the financial statements identified in SCHEDULE 3.12 hereto to the Purchaser. All of said financial statements, including any notes thereto, fairly present the consolidated financial position and condition of the Company and the Subsidiaries as of their respective dates and the results of their operations for the periods covered in accordance with GAAP applied by the Company and the Subsidiaries on a consistent basis throughout the periods covered thereby and on a basis consistent with that of prior years and periods; PROVIDED, HOWEVER, that any unaudited and/or interim financial statements listed on such SCHEDULE 3.12 are subject to year-end adjustments and lack footnotes and other required presentation items. Except for Liabilities (i) reflected or reserved against in the consolidated balance sheets (the "BALANCE SHEETS") of the Company and the Subsidiaries as of December 31, 2002 (the "BALANCE SHEET DATE") or in the notes thereto, (ii) incurred in the Ordinary Course of Business since the BALANCE SHEET DATE (none of which resulted from, arose out of, is related to, or was caused by any breach of Contract), (iii) arising under Contracts entered into in the Ordinary Course of Business to which the Company or the Subsidiaries are a party, and/or (iv) set forth in SCHEDULE 3.12 hereto, the Company and the Subsidiaries do not have any Liabilities which, individually or in the aggregate, would have a Material Adverse Effect. The reserves reflected in the Balance Sheets are adequate.

    3.13 ABSENCE OF CERTAIN DEVELOPMENTS. Except for the transactions contemplated by this Agreement or as otherwise set forth on SCHEDULE 3.13 hereto, since the Balance Sheet Date, (i) there has not been any development or combination of developments affecting the Company or the Subsidiaries of which the Shareholder, the Company or the Subsidiaries have Knowledge that has had, or is likely to have, a Material Adverse Effect, and (ii) the Company and the Subsidiaries have conducted the Business in the Ordinary Course of Business and have not:

         (a) declared,  set  aside  or  paid  a  dividend  or  made  any   other
    distribution with respect to any class of capital stock of the Company or the Subsidiaries;

         (b) changed  accounting  methods   or  practices  (including,   without
    limitation, any change in depreciation, amortization or cost accounting policies or rates);

         (c) except as set forth in SCHEDULE 3.37, entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing employment contract or agreement or adopted, amended, modified or terminated any Benefit Plan;

         (d) made any change or amendment in its articles of incorporation or bylaws;

         (e) issued or sold any securities; acquired, directly or indirectly, by redemption or otherwise, any securities; or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

         (f) made any capital expenditure exceeding One Hundred Thousand Dollars ($100,000); and/or

         (g) incurred any obligations for borrowed money or purchase money debt other than that incurred pursuant to the Debt Instruments described and set forth in SCHEDULE 3.29 of this Agreement.

    3.14 INTELLECTUAL  PROPERTY.  SCHEDULE  3.14  hereto  contains  a  list  and description of all Intellectual Property owned by the Company and the Subsidiaries or used by the Company or the Subsidiaries in the operation of the Business. Except as set forth in SCHEDULE 3.14, the Company and the Subsidiaries have all rights necessary to use such Intellectual Property, and the Shareholder and the Company have no Knowledge of any asserted claim to the effect that the operation of the Business or the possession or use in the Business of any of the Intellectual Property listed and set forth in SCHEDULE 3.14 hereto, infringes the Intellectual Property rights of any other Person. Except as set forth in SCHEDULE 3.14, the Shareholder and the Company have no Knowledge of any claim that any of the Intellectual Property set forth in SCHEDULE 3.14 is invalid; and, except as set forth in SCHEDULE 3.14 hereto, neither the Company nor any Subsidiary is obligated under any Contract or otherwise to pay royalties, fees or other payments with respect to any of the Intellectual Property listed and set forth in SCHEDULE 3.14 hereto. Except as set forth in SCHEDULE 3.14, the consummation of the transactions contemplated by this Agreement will not adversely affect the use by the Company or the Subsidiaries of any of the Intellectual Property set forth in SCHEDULE 3.14 hereto.

    3.15 COMPLIANCE WITH LAWS. Except as set forth in SCHEDULE 3.15, (i) the Business has been operated and the Company and the Subsidiaries are in compliance in all respects with the requirements of Applicable Laws to which the Company and the Subsidiaries are subject such that any lack of compliance would not have a Material Adverse Effect, and (ii) neither the Company nor the Subsidiaries have received any notice of, and neither the Shareholder nor the Company have Knowledge of, any violation of a material nature of any Applicable Laws respecting the Company or the Subsidiaries.

    3.16 OPERATING CONTRACTS. Except as disclosed in SCHEDULE 3.16 and the developer Contracts set forth in SCHEDULE 3.22 (the "DEVELOPER CONTRACTS"), and except with respect to (i) Contracts that have been fully performed as of the date hereof and have no further force or effect, (ii) Contracts for capital expenditures having a remaining balance of Fifty Thousand Dollars ($50,000) or less, (iii) leases of personal property having a term of less than one (1) year or which require payments on an annual basis of Twenty Five Thousand Dollars ($25,000) or less per annum, (iv) Contracts for services, raw materials, supplies or equipment involving payments of Ten Thousand Dollars ($10,000) or less per annum, or (v) Contracts for the sale of any properties or services involving a value of Fifty Thousand Dollars ($50,000) or less per annum, excluding properties or services sold in the Ordinary Course of Business, the Company and the Subsidiaries are not a party to any oral or written Contract. All of the Contracts set forth in SCHEDULE 3.16 hereto are referred to in this Agreement as the "OPERATING CONTRACTS." All of the Operating Contracts and the Developer Contracts were made in the Ordinary Course of Business, and, to the Knowledge of the Shareholder or the Company, are valid, binding and currently in full force and effect. Except as set forth in SCHEDULE 3.16 hereto, neither the Company nor the Subsidiaries are in material default under any of the Operating Contracts or the Developer Contracts, and, to the Knowledge of the Shareholder or the Company, no event has occurred which, through the passage of time or the giving of notice, or both, would constitute a default by the Company or the Subsidiaries, or give rise to a right of termination or cancellation by another party under any of the Operating Contracts or the Developer Contracts, or cause the acceleration of any Liability of the Company or the Subsidiaries, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or the Subsidiaries. Except as set forth in SCHEDULE 3.16 hereto, to the Knowledge of the Shareholder or the Company, no other party is in default under any of the Operating Contracts or the Developer Contracts. Except as set forth in SCHEDULE 3.16 hereto, none of the Operating Contracts or the Developer Contracts have been canceled, terminated, amended or modified. Except as set forth in SCHEDULE 3.4 hereto, the consummation of the transactions contemplated hereby will not require the consent or approval of any Person under any of the Operating Contracts or the Developer Contracts.

    3.17 REAL ESTATE. With respect to real estate (including fixtures and improvements) owned by the Company or the Subsidiaries (the "OWNED REAL ESTATE"), and real estate (including fixtures and improvements) leased by the Company or the Subsidiaries (the "LEASED REAL ESTATE") (collectively, Owned Real Estate and Leased Real Estate shall be referred to herein as "REAL ESTATE"):

         (a) SCHEDULE 3.17 contains a description (including system name, county internal identification numbers and deed and map references) segregated by each of the Company and the Subsidiaries of each parcel of Owned Real Estate and a listing and description (including the parties, term, expiration date(s), address, and the general use description of the leased premises) of each written or oral lease regarding Leased Real Estate which is not otherwise set forth in SCHEDULE 3.16 hereto (the leases of Leased Real Estate described in SCHEDULE 3.16 and SCHEDULE 3.17 are collectively, the "LEASES");

         (b) Except as set forth in SCHEDULE 3.17 hereto, there are no deferred property Taxes or assessments with respect to the Real Estate which may or will become due and payable as a result of the consummation of the transaction contemplated hereby;

         (c) The Company, and each Subsidiary, respectively, is the sole owner in fee simple title of each parcel of Owned Real Estate and each such parcel is free and clear of any and all Encumbrances, except (A) those parcels of Owned Real Estate that are held in fee simple determinable, fee simple subject to condition subsequent or are held solely pursuant to easement (perpetual or otherwise), and (B) (i) those Encumbrances set forth in
    SCHEDULE 3.17 hereto, (ii) municipal zoning ordinances, recorded or platted easements for public utilities and recorded building and use restrictions and covenants, (iii) general Real Estate Taxes and installments of special assessments payable in the year of Closing, and (iv) minor survey exceptions, Encumbrances, licenses, easements or reservations of, or rights of others for, oil, gas minerals, ores or metals, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions on the use of real property, minor defects in title or other similar charges or Encumbrances not interfering in any material respect with the Ordinary Course of Business of the Company or with the use or ownership of the Owned Real Estate (collectively the "PERMITTED ENCUMBRANCES"). To the Knowledge of the Company or the Shareholder, the Permitted Encumbrances and those Encumbrances set forth in SCHEDULE 3.17 hereto do not individually or in the aggregate materially impair or prohibit the current use or operation of the Owned Real Estate by the Company or the Subsidiaries;

         (d) Except as set forth in SCHEDULE 3.17 hereto, there are no condemnation Proceedings pending or, to the Knowledge of the Company or the Shareholder, Threatened with respect to all or any part of any parcel of Real Estate. SCHEDULE 3.17 hereto sets forth all private condemnation proceedings that have been initiated by the Company under a statutory power of condemnation granted by the North Carolina General Statutes (Chapter 40A,
    Section 40A-3(a)(1));

         (e) To the Knowledge of the Company or the Shareholder, except for the Permitted Encumbrances and those Encumbrances set forth in SCHEDULE 3.17 hereto, there are no Encumbrances which materially and adversely affect the use or occupancy of all or any part of any parcel of Owned Real Estate or any easements;

         (f) Except as set forth in SCHEDULE 3.17 hereto, to the Knowledge of the Company or the Shareholder, the improvements located on each parcel of Real Estate, including fences, driveways and other structures occupied, used or claimed by the Company or the Subsidiaries, are wholly within the boundary lines of such parcels of Real Estate and such improvements and the present uses thereof by the Company and the Subsidiaries, as applicable, do not in any material respect infringe upon the rights of any other Person;

         (g) Except as set forth in SCHEDULE 3.17 hereto, to the Knowledge of the Company or the Shareholder, no buildings, fences, driveways or other structures of any adjoining owner encroach, in any material respect which interferes with the operation of the Business, upon any part of any parcel of Real Estate or any easements;

         (h) Except as set forth in SCHEDULE 3.17, the Company and the Subsidiaries, as applicable, have all easements (or access through public utility easements) on to private property, construction permits, highway encroachment agreements and permits (and other similar licenses and permits) and right-of-way-licenses reasonably necessary to conduct the Business and to use and operate the Real Estate in the manner it is currently being used and operated by the Company and the Subsidiaries, except where the failure to have any such easements or access, construction permits, highway encroachment agreements and permits (and other similar licenses and permits), and right-of-way licenses would not have a Material Adverse Effect;

         (i) Neither the Company nor any Subsidiary is in default in the performance of any material obligation under the Leases or easements, and to the Knowledge of the Company or the Shareholder, none of the other parties to the Leases or easements are in default in performance of their material obligations thereunder, the Leases and easements are in full force and effect, and neither the Company nor any of the Subsidiaries has assigned its rights under the Leases or easements;

         (j) Except as set forth in SCHEDULE 3.17 neither the Company nor any Subsidiary has leased or granted to any other Person or entity the right to use or occupy all or any portion of the Owned Real Estate, and the Owned Real Estate is not subject to an option or right to purchase in favor of any Person or entity;

         (k) Except as set forth in SCHEDULE 3.17, no consents to or approval of the transactions contemplated by this Agreement are required from any Person or entity under the terms of the easements or Leases, and to the extent a consent or approval is required (each, a "REQUIRED CONSENT"), on or before Closing, the Shareholder shall, at its sole cost, obtain the Required Consent, in form reasonably satisfactory to the Purchaser; and

         (l) Except as set forth in SCHEDULE 3.17, each of the parcels of Owned Real Estate constitutes a separate tax parcel, and is not taxed with any other real property.

    The Purchaser acknowledges and agrees that the title commitment and survey work and documentation provided in Section 5.14 of this Agreement may contain additional information regarding the Owned Real Estate of which the Shareholder does not have Knowledge as of the date of this Agreement and, as a result, may be properly included in a Supplement submitted by the Shareholder in accordance with the terms of Section 13.21 of this Agreement.

    3.18 ACCOUNTS RECEIVABLE. The accounts receivable of the Company and the Subsidiaries, and other rights to the payment of money represent, and on the Closing Date will represent, valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business.

    3.19 BOOKS AND RECORDS; BANK ACCOUNTS. All of the books of account and other financial and corporate records of the Company and the Subsidiaries have been made available to the Purchaser and its representatives (or will be so made available prior to the Closing Date). Such books of account and records are current and complete in all material respects. All such books and records are consistent with the financial statements set forth in SCHEDULE 3.12 hereto.

    3.20 EMPLOYEES.

         (a) SCHEDULE 3.20 sets forth a complete and accurate list of all the employees of the Company and each Subsidiary as of the date hereof (the "EMPLOYEES"), together with the following information for each such
    Employee: name, position held, current salary, 2002 bonus, commission and incentive amounts (if any), Fair Labor Standards Act status, date of hire, current salary grade, annual vacation entitlement, accrued, but unused vacation, service date for employee benefit plan purposes, social security number, work locations and any other information the Purchaser may reasonably request. SCHEDULE 3.20 will indicate which Employees are not actively at work due to an approved medical, family, military, or personal leave under the policies of the Company or any Subsidiary (the "INACTIVE EMPLOYEES") and, to the extent known, the date on which each Inactive Employee is expected to return to active employment. SCHEDULE 3.20 will be updated as of five (5) business days prior to the Closing Date and will be true and correct in all material respects as of that date.

         (b) Except as set forth in SCHEDULE 3.20, none of the Employees have informed the Company or either of the Subsidiaries that he/she intends to terminate employment with the Company or either of the Subsidiaries, as applicable. SCHEDULE 3.20 also sets forth a description of any written Contract, other than the Benefit Plans set forth in SCHEDULE 3.10 hereto, with respect to the conditions of employment of any of the Employees. All Employees are employed on an "at-will" basis.

         (c) Except as set forth in SCHEDULE 3.20, none of the Employees are working based upon a non-resident visa and the Company and the Subsidiaries have complied with their respective obligations under the Immigration Reform Control Act.

         (d) Based on the Contracts to which the Company and each of the Subsidiaries is a party, neither the Company nor either of the Subsidiaries is presently subject to the requirements of Executive Order 11246.

    3.21 PERMITS AND CERTIFICATE APPLICATIONS.

         (a) ISSUED PERMITS. Except as set forth in SCHEDULE 3.21, (i) the Company and each Subsidiary have timely obtained, or applied and meet the requirements for, all Permits of each Governmental Body, including, without limitation, the NCDEH, the NCDWQ, the NCUC and the VDH, having jurisdiction over the Company and/or the Subsidiaries, or any of their respective properties or assets, required to operate and carry on the Business as now being conducted and have timely applied to renew any such Permits for which such renewal application is required, and (ii) the Permits of the Company and the Subsidiaries are in full force and effect such that the absence of or compliance with the requirements of any such Permit, restrictions upon or lack of force or effect of any such Permits (either obtained or applied for) would not have a Material Adverse Effect. Neither the Company nor the Subsidiaries have received notice that any Permit is being considered for non-renewal, termination, revocation or suspension.

         (b) PERMIT APPLICATIONS. The Company and/or the Subsidiaries have several pending applications for Permits and Permit extensions pending before Governmental Bodies, including the NCUC and the VDH, as set forth in
    SCHEDULE 3.21, for their respective water and/or wastewater utility system extension(s). In connection therewith, the Person applying for every Permit certificate may be required to post a performance or other bond, which posted bonds are included in SCHEDULE 5.25 of this Agreement (or a Supplement thereto).

    3.22 DEVELOPER CONTRACTS. Except for Contract agreements which have no further executory obligations other than compliance with Applicable Laws, or which are terminated or expired, SCHEDULE 3.22 sets forth the agreements with developers to which either the Company and/or the Subsidiaries are a party, including (i) agreements for installation and acquisition by the Company or any Subsidiary of new water and/or wastewater utility systems which require future payments by the Company or any Subsidiary to certain developers based upon prospective customer/system connections, and (ii) agreements whereby the developer has reserved portions of water and wastewater utility systems production facility capacity for the period of years specified in the applicable Contract.

    3.23 SUBSIDIARIES. Except for the Subsidiaries, the Company has no subsidiaries and does not own any shares of stock or other securities or equity interests, directly or indirectly, in any other Person. Except as disclosed or described in this Agreement or as set forth in SCHEDULE 3.23 hereto, the Company is not subject to any obligation or requirement to provide funds to, or invest in, any such Person.

    3.24 INSURANCE.

         (a) The Shareholder, the Company and the Subsidiaries, as applicable, have individually or jointly maintained, and will continue to maintain until the Closing Date, the insurance set forth in SCHEDULE 3.24, which insurance covers some of the tangible real and personal property and assets of the Company and the Subsidiaries, whether owned or leased, against loss or damage by fire or other casualty. All such insurance is in full force on the date of this Agreement and is either self-insured or carried with insurers licensed in the states affected by such policies.

         (b) The Company and the Subsidiaries are presently insured for general liability, vehicle liability and worker's compensation risks through a third party insurance company, which insurance covers claims made against the Company or any Subsidiary related to occurrences arising on or after February 1, 2003.

         (c) The Company and the Subsidiaries have in the past self-insured for general liability, vehicle liability and worker's compensation risks with a pool of entities through ALLETE, Inc., which self-insurance covers claims made against the Company or any Subsidiary related to occurrences arising prior to February 1, 2003.

         (d) The Company and the Subsidiaries do not maintain, and have not in the past maintained, any form of environmental insurance coverage.

         (e) The Company and the Subsidiaries have promptly and adequately notified the insurance carriers of any and all claims known with respect to the operations, products or services of the Company or the Subsidiaries for which the Company or the Subsidiaries are insured and no insurance carrier has denied coverage or reserved its rights with respect to such claims. The Company and the Subsidiaries have not been refused any insurance coverage by any insurance carrier to which they, individually or collectively, have applied for insurance during the past three (3) years.

    3.25 BROKERS. Except for the engagement of UBS Securities LLC by the Shareholder, neither the Company, the Subsidiaries, the Shareholder nor their respective Affiliates has employed or engaged any broker, finder, agent, banker or third party, nor have they otherwise dealt with anyone purporting to act in the capacity of a finder or broker in connection with the transactions contemplated hereby. No commissions, finder's fees or like charges have been or will be incurred by the Company or the Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Any such commissions, finders' fees or like charges shall be directly chargeable to and will be paid by the Shareholder as contemplated by the terms of this Agreement.

    3.26 RELATIONSHIP WITH RELATED PERSONS. Except as set forth in SCHEDULE 3.26 hereto, and except for benefits set forth in SCHEDULE 3.10, the Shareholder, directors, officers, and employees of the Company and the Subsidiaries, and their Related Persons do not have any interest in any of the properties or assets of or used by the Company or the Subsidiaries and do not own, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that (i) has had business dealings or a material financial interest in any transaction with the Company or the Subsidiaries or,
(ii) has engaged or is engaged in competition with the Company or the Subsidiaries with respect to any line of products or services of the Company or the Subsidiaries in any market presently served by the Company or the Subsidiaries (a "COMPETING BUSINESS") (except for less than five percent (5%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market). To the Knowledge of the Company or the Shareholder, and except as set forth in SCHEDULE 3.26 hereto, neither the Shareholder, nor any director or officer of the Company or any Subsidiary, and none of their Related Persons, is a party to any Contract with, or has any claim or right against, the Company or the Subsidiaries, other than the rights the officers and directors of the Company and the Subsidiaries have with respect to indemnification under state law. All money owed by the Company and the Subsidiaries to their respective shareholders, directors or officers, or their Related Persons, (other than for salary) are for bona fide debts and are set forth in SCHEDULE 3.26 hereto.

    3.27 INTERNAL DISCLOSURE CONTROLS AND PROCEDURES. ALLETE, Inc. has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of
1934, as amended); such disclosure controls and procedures are designed to ensure that material information relating to the Company and the Subsidiaries is made known to ALLETE, Inc.'s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; ALLETE, Inc.'s auditors and the Audit Committee of ALLETE, Inc.'s Board of Directors have been advised of: (i) any significant deficiencies and/or material weaknesses in the design or operation of internal controls which could adversely affect the Company's and/or the Subsidiaries' ability to record, process, summarize, and report financial data, and (ii) any fraud, whether or not material, that involves Senior Management Employees or other employees of ALLETE, Inc. and/or its Subsidiaries who have a significant role in ALLETE, Inc.'s internal control over financial reporting; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal control over financial reporting or in other factors that could materially affect internal control over financial reporting.

    3.28 ENVIRONMENTAL MATTERS. Except as set forth in SCHEDULE 3.28 and except as would not have a Material Adverse Effect, the Company and its Subsidiaries:
(i) have not transported, stored, and/or disposed of any Hazardous Materials handled by the Company and its Subsidiaries, (ii) do not have Knowledge (including Knowledge by the Shareholder) that the Real Estate is now being used, or has ever been used, as a landfill, dump or other disposal, storage, transfer, treating or handling area for any Hazardous Materials, (iii) do not have Knowledge (including Knowledge by the Shareholder) that asbestos, "PCBs" (polychlorinated biphenyls) or urea formaldehyde has been placed, stored, located, or disposed on the Real Estate, (iv) excluding storage tanks (whether underground or above ground) which are and have been utilized solely for storage of potable water, do not have Knowledge (including Knowledge by the Shareholder) that there are currently or ever have been any underground and/or above ground storage tanks (whether or not currently in use) on the Real Estate, (v) do not have Knowledge (including Knowledge by the Shareholder) that the Real Estate contains Hazardous Materials that require remediation under Environmental Laws, and (vi) have not agreed to assume and, to the Knowledge of the Company or the Shareholder, have not assumed by operation of law, any environmental Liability of any other Person. Except as set forth in SCHEDULE 3.28 hereto, the Real Estate is not listed on the National Priorities List, the Comprehensive Environmental Response Compensation and Liability Information System, the Resource Conservation and Recovery Information System or any other governmental list of potentially contaminated properties.

    3.29 DEBT INSTRUMENTS. SCHEDULE 3.29 is a true, correct and complete list showing the names of the parties and outstanding indebtedness as of the respective dates set forth in

SCHEDULE 3.29 under all mortgages, indentures, notes, guarantees and other obligations for or relating to borrowed money, purchase money debt (including conditional sales contracts and capital leases) or covenants not to compete (the "DEBT INSTRUMENTS") for which the Company or a Subsidiary is primarily or secondarily obligated. The Shareholder has previously delivered to the Purchaser true, complete and correct copies of each of the Debt Instruments, other than the increase in the CoBank, ACB line of credit described in Section 5.26. Except as described in SCHEDULE 3.29, the Company and each Subsidiary have performed all of the material obligations required to be respectively performed by them, and are not in material default under any of the provisions of any of the Debt Instruments, and there has not occurred any event which, (with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

    3.30 CUSTOMERS AND SUPPLIERS. Except as set forth in SCHEDULE 3.30, (i) to the Knowledge of the Company or the Shareholder, and except in the Ordinary Course of Business, no material customer, subscriber or a material (in the aggregate) group of customers or subscribers of the Company or the Subsidiaries have notified the Company or any Subsidiary on or after the Balance Sheet Date, that the customer intends to terminate, cancel, limit or modify their business relationship with the Company or any Subsidiary, except such terminations, cancellations, limitations or modifications as occur in the Ordinary Course of Business of the Company or the applicable Subsidiary, and (ii) no vendor or supplier of the Company or a Subsidiary which is material to the Business has notified the Company or any such Subsidiary after the Balance Sheet Date, that it intends to terminate, cancel, limit or modify its business relationship with the Company or the applicable Subsidiary in any material respect.

    3.31 SHAREHOLDER LOANS. Except as set forth in SCHEDULE 3.31, there are no loans, advances or other obligations for borrowed money owing by the Company or the Subsidiaries to the Shareholder or its Affiliates (other than the Company and the Subsidiaries) as of the date hereof. Except as set forth in SCHEDULE 3.31, the Shareholder and its Affiliates (other than the Company and the Subsidiaries) do not have any claim of any kind against the Company or the Subsidiaries.

    3.32 ADEQUACY OF PROPERTIES. Except as set forth in SCHEDULE 3.32, the Company and each Subsidiary, respectively, owns, leases or otherwise has adequate rights to use the tangible and intangible personal property necessary for the conduct of their Business in the manner in which such Business is presently being conducted with no material conflict with or infringement of the rights of others such that the absence of such ownership or rights could not reasonably be expected to have a Material Adverse Effect.

    3.33 ABSENCE OF CERTAIN BUSINESS PRACTICES. Except as disclosed in SCHEDULE 3.33, none of the Company, the Subsidiaries nor any Person acting on their behalf has, directly or indirectly, within the past six (6) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Business of the Company or a Subsidiary (or assist the Company or a Subsidiary in connection with any actual or proposed transaction) which (i) might subject the Company or a Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or Proceeding, (ii) if not given in the past, might have had a Material Adverse Effect, or

(iii) if not continued in the future, could reasonably be expected to have a Material Adverse Effect.

    3.34 TRADE REGULATION. Except as set forth in SCHEDULE 3.34, (i) all of the prices charged by the Company and the Subsidiaries in connection with the marketing, sale or distribution of services have been in compliance with all Applicable Laws, and (ii) no claims have been communicated or, to the Knowledge of the Company or the Shareholder, Threatened against the Company or the Subsidiaries with respect to wrongful termination of any third party independent contractor, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any Applicable Laws relating to anti-competitive practices or unfair trade practices of any kind, and to the Knowledge of the Company or the Shareholder, no specific situation, set of facts, or occurrence provides any basis for any such claim.

    3.35 SHAREHOLDER OWNERSHIP OF THE STOCK. The Shareholder represents and warrants that the Shareholder is the lawful owner of 6,000 shares of Stock, free and clear of all Rights and Encumbrances. The Shareholder has the full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey the shares of Stock so owned by the Shareholder pursuant to this Agreement, and the delivery to the Purchaser of the Stock pursuant to the provisions of this Agreement will transfer to the Purchaser good title thereto, free and clear of all Rights and Encumbrances.

    3.36 VIRGINIA OPERATIONS. The operations of the Company in the Commonwealth of Virginia consist solely of two (2) water systems located in Carroll County, Virginia. These water systems are subject to the oversight and regulation of VDH.

    3.37 EMPLOYEE RETENTION. On or about the date hereof, the Company and the Subsidiaries have entered into certain legal, binding and enforceable retention and severance agreements in the form of EXHIBIT D hereto (the "RETENTION AND SEVERANCE AGREEMENTS") with their respective employees as set forth in SCHEDULE
3.37 to this Agreement, which agreements entitle such employees to, among other things, one or more retention payments (the "RETENTION PAYMENT") by their applicable employer entity in the event, among other things, of their continued employment to and on the Closing Date. Promptly following the date of this Agreement, the Shareholder shall deliver to the Purchaser true, complete and correct copies of each Retention and Severance Agreement that is executed and delivered by the Company and its Subsidiaries. SCHEDULE 3.37 also sets forth the Retention Payment that may become payable pursuant to the Retention and Severance Agreements to each such employee in the event the employee complies with the terms of the retention provisions of the Retention and Severance Agreement. The Shareholder represents and warrants that it shall concurrently at and upon the Closing, (i) provide and remit to the Company and the Subsidiaries funds sufficient to pay (x) any interim payments on or for a Retention Payment obligation, (y) any remaining Retention Payment obligations, if not previously paid, as such exist, in the sole discretion of the Shareholder as provided in the Retention and Severance Agreements, on the Closing Date, and (z) any applicable employment taxes associated therewith, and (ii) cause the Company and the Subsidiaries to make the required Retention Payment on the Closing Date in accordance with the terms of the Retention and Severance Agreements.

    3.38 REGULATION AS UTILITIES. The Company and the Subsidiaries are regulated as public utilities in North Carolina, and the Company is also regulated as a public utility in Virginia. Neither the Company, the Subsidiaries nor any "subsidiary company" or "affiliate" (as such terms are defined in the Public Utility Holding Companies Act of 1935, as amended) of the Shareholder is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States, by the United States or any agency or instrumentality of the United States or by any foreign country.

    3.39 LIMITATION ON REPRESENTATIONS AND WARRANTIES. Except for the representations and warranties contained in this Article III, neither the Shareholder, the Company, the Subsidiaries nor any of their Affiliates, nor any other Person acting on behalf of the Shareholder, the Company, the Subsidiaries or any of their Affiliates, makes any representation or warranty, express or implied, concerning, without limitation, the Stock, the Business, the Company and its Subsidiaries or any other matter.

    3.40 INTERNAL ACCOUNTING CONTROLS. The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurances that in all material respects: (i) transactions are executed in accordance with the general or specific authorization of Senior Management Employees, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with the general or specific authorization of Senior Management Employees, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    3.41 WATER QUALITY. Except as set forth in SCHEDULE 3.41 hereto, the quality of the drinking water supplied by the Company and the Subsidiaries to their respective customers is in compliance with the maximum contaminant levels for primary contaminants established by the Safe Drinking Water Act, as amended, the U.S. Environmental Protection Agency, DEH (for North Carolina only), and VDH (for Virginia only), in effect, defined, interpreted and enforceable on the date hereof. Specifically excluded from this representation and warranty are any secondary drinking water standards and all maximum contaminant levels not in effect and enforceable on the date of the execution of this Agreement, including the promulgated but not yet effective and enforceable Groundwater Rule, Radionuclide Rule and Disinfectant/Disinfection Byproducts Rule.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

    As an inducement for the Shareholder to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser represents and warrants to the Shareholder that each and all of the following representations and warranties (as modified by the Schedules and any Supplement delivered by the Purchaser pursuant to Section 13.21 of this Agreement) are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date. The Schedules shall be arranged in paragraphs corresponding to the sections and subsections contained in this Article 4.

    4.1 ORGANIZATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite power and authority, corporate and otherwise, to own, operate and lease its properties and assets and to conduct its business as it is now being conducted. The Purchaser is duly qualified to transact business as a foreign corporation and is in good standing under the laws of every state or jurisdiction in which the nature of its activities or of its properties owned, leased or operated makes such qualification necessary and in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect on the Purchaser.

    4.2 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and the Ancillary Documents to be executed and delivered by the Purchaser pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser. This Agreement and the Ancillary Documents have been, or will be on or before the Closing Date, duly and validly authorized, executed and delivered by the Purchaser and the obligations of the Purchaser hereunder and thereunder are or will be, upon such execution and delivery, valid, legally binding and enforceable against the Purchaser in accordance with their respective terms.

    4.3 NO BREACH. The Purchaser has full power and authority, corporate and otherwise, to purchase the Stock being purchased hereunder and to otherwise perform its obligations under this Agreement and the Ancillary Documents to be executed and delivered by the Purchaser pursuant hereto. The execution and delivery of this Agreement and the Ancillary Documents to be executed and delivered by the Purchaser pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Articles of Incorporation or Bylaws (or comparable governing documents or instruments) of the Purchaser, (ii) violate any Applicable Laws or Injunction applicable to the Purchaser, (iii) other than filings and approvals required to comply with Applicable Laws, including (A) any filing required by HSR, and (B) applicable requirements of the NCUC, the VDH and/or any Governmental Body, require any filing with, Permits from, authorization, consent or approval of, or the giving of any notice to, any Person, (iv) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give another party any rights of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, Permit (including, but not limited to, any Permits, appeals or authorizations of any Governmental
Body), lease or other Contract to which the Purchaser is a party, or by which it or any of its assets or properties may be bound.

    4.4 INVESTMENT REPRESENTATIONS. The Purchaser understands that the Stock has not been registered under the Securities Act, or under the securities laws of any jurisdiction, by reason of reliance upon certain exemptions.

    4.5 BROKERS. The Purchaser has not employed or engaged any broker, finder, agent, banker or third party, nor has it otherwise dealt with anyone purporting to act in the capacity of a finder or broker, in connection with the transactions contemplated hereby.

                                   ARTICLE 5

                    PERFORMANCE AND COVENANTS PENDING CLOSING

    The Shareholder covenants and agrees that from and after the date of this Agreement and until the earlier of the Closing Date or the termination of this Agreement in accordance with Article 12 hereof:

    5.1  CONTINUING  DUE  DILIGENCE.  At  the  request  of  the  Purchaser,  the
Shareholder  shall,  from  time  to  time,  give or  cause  to be  given  to the
Purchaser, its officers, employees, counsel, accountants and other representatives, upon reasonable notice to the Shareholder, reasonable access during normal business hours, without undue disruption to the Business of the Company or any Subsidiary, to the properties and assets and all of the books, minute books, title papers, records, files, Contracts, insurance policies, environmental records and reports, licenses and documents of every character solely to conduct continuing due diligence investigations of the Company and the Subsidiaries relating to the Business for the purpose of monitoring the Business until and through the Closing Date and to plan for transitional matters after the Closing. For these purposes, the Shareholder shall furnish or cause to be furnished to the Purchaser, its officers, employees, counsel, accountants and other representatives the information with respect to the properties or assets of the Company and the Subsidiaries as any of them may reasonably request. The Purchaser, its officers, employees, counsel, accountants and other representatives shall have the authority to interview, as reasonably necessary and without undue disruption to the Business of the Company or any Subsidiary, all employees, customers, vendors, suppliers and other parties having relationships with the Company and/or the Subsidiaries, and the Shareholder shall make such introductions as may be requested; PROVIDED, HOWEVER, that access to customers for investigatory purposes shall, if granted by the Shareholder, be undertaken in a commercially reasonably manner consistent with the best interests of the Company and the Subsidiaries and shall be subject to the prior consent of the Shareholder, which consent shall not be unreasonably withheld.

    5.2 CONDUCT OF BUSINESS. The Shareholder shall cause the Company and the Subsidiaries to carry on their respective Business diligently, only in the Ordinary Course of Business and substantially in the same manner as heretofore conducted. The Company and the Subsidiaries shall not make any regulatory filings with any Governmental Body, except in the Ordinary Course of Business or with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned). The Shareholder shall cause the Company and each Subsidiary to provide to the Purchaser copies of each such regulatory filing made by the Company or such Subsidiary. The Shareholder shall not cause or permit any amendment of the Articles of Incorporation or Bylaws of the Company or any Subsidiary (or other governing instrument).

    5.3 ENCUMBRANCES. The Shareholder shall not, directly or indirectly, perform or fail to perform any act which would result in the creation or imposition of any Encumbrance on any of the properties or assets of the Company or any Subsidiary, or otherwise adversely affect the marketability of the Company's or a Subsidiary's title to any of its properties or assets, outside of the Ordinary Course of Business.

    5.4 PAY INCREASES. Except for payments pursuant to the Retention and Severance Agreements and normal increases in the Ordinary Course of Business, the Shareholder shall not permit the Company or a Subsidiary, and the Company and the Subsidiaries shall not, without the prior written consent of the Purchaser, grant any increase in the salaries or rate of pay to any of its employees, grant any increase in any benefits or establish, adopt, enter into, make any new grants or awards under, or amend any collective bargaining agreement, employment agreement or Benefit Plan for the benefit of any of its employees.

    5.5 RESTRICTIONS ON NEW CONTRACTS. Except with the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned, the Shareholder shall not permit the Company and the Subsidiaries to, and the Company and the Subsidiaries shall not, enter into any Contract, incur any Liability, assume, guarantee or otherwise become liable or responsible for any Liability of any other Person, make any loans, advances or capital contributions to any other Person (except for extensions of credit to its customers in the Ordinary Course of Business), or waive any right or enter into any other transaction, in each case other than in the Ordinary Course of Business and consistent with normal business practices of the Company and the Subsidiaries. Without limiting the foregoing, for the purposes of this Agreement, any Contract other than Contracts for capital improvements described in Section 5.17 hereof involving the sum of One Hundred Thousand Dollars ($100,000) or more shall be deemed to be outside the Ordinary Course of Business; PROVIDED, HOWEVER, for purposes of this Agreement, Developer Contracts involving a purchase price paid by the Company or any Subsidiary of Seventy-five Thousand Dollars ($75,000) or less shall be considered to have been entered into in the Ordinary Course of Business.

    5.6 PRESERVATION OF BUSINESS. The Shareholder shall use commercially reasonable efforts (i) to preserve intact the Business of the Company and the Subsidiaries, (ii) to keep available to the Purchaser the Employees, and (iii) to preserve for the Purchaser the present goodwill and relationship of the Company and the Subsidiaries with their respective vendors, suppliers, customers and others having business relationships with the Company and the Subsidiaries.

    5.7  PAYMENT  AND  PERFORMANCE  OF   OBLIGATIONS.   The   Company   and  the
Subsidiaries shall, and the Shareholder shall cause the Company and the Subsidiaries to, timely pay and discharge all invoices, bills and other monetary Liabilities.

    5.8 RESTRICTIONS ON SALE OF ASSETS. Except for sales or transfers contemplated on the date of this Agreement and set forth in SCHEDULE 5.8, the Shareholder shall not permit the Company and the Subsidiaries to, and the Company and the Subsidiaries shall not, sell, assign, transfer, lease, sublease, pledge or otherwise encumber or dispose of any of its properties or assets, except for the provision of services in the Ordinary Course of Business and at regular prices.

    5.9 PROMPT NOTICE. The Shareholder and the Purchaser shall promptly notify the other in writing upon becoming aware of any of the following: (i) any claim, demand or other Proceeding that may be brought, Threatened, asserted or commenced against the Company or any Subsidiary or the Purchaser, or their respective officers or directors, (ii) any changes in the accuracy of the representations and warranties made by the Shareholder or the Purchaser in this

Agreement, (iii) any Injunction or any complaint praying for an Injunction restraining or enjoining the consummation of the transactions contemplated hereby, or (iv) any notice from any Person of its intention to institute an investigation into, or institute a Proceeding to restrain or enjoin the consummation of the transactions contemplated hereby or to nullify or render ineffective this Agreement or such transactions if consummated.

    5.10 CONSENTS. As soon as reasonably practicable and in any event on or before the Closing Date, the Shareholder and the Purchaser shall work cooperatively and will use commercially reasonable efforts to obtain or cause to be obtained all of the consents and approvals of all Persons necessary to consummate the transactions contemplated hereby, including the consents and approvals set forth in SCHEDULE 3.4 hereto.

    5.11 COPIES OF DOCUMENTS. The Shareholder has furnished or made available to the Purchaser a true, complete and accurate copy of each Operating Contract set forth in SCHEDULE 3.16 hereto and any Developer Contract set forth in SCHEDULE
3.22 hereto.

    5.12 NO SOLICITATION OF OTHER OFFERS. The Shareholder, the Company and the Subsidiaries will not, and will not permit their respective representatives, investment bankers, agents and Affiliates of any of the foregoing to, directly or indirectly, (i) solicit or encourage submission of or any inquiries, proposals or offers by, (ii) participate in any negotiations with, (iii) afford any access to the properties, books or records of the Company or the Subsidiaries, (iv) accept or approve, or (v) otherwise assist, facilitate or encourage, or enter into any Contract with, any Person or group (other than the Purchaser and its Affiliates, agents and representatives), in connection with any Acquisition Proposal. In addition, the Shareholder, the Company and the Subsidiaries will not, and will not permit their respective representatives, investment bankers, agents and Affiliates of any of the foregoing to, directly or indirectly, make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal made by any Person or group (other than the Purchaser). In addition, the Shareholder shall immediately cease, and shall cause the Company and the Subsidiaries to immediately cease, any and all existing activities, discussions or negotiations with any parties with respect to any of the foregoing.

    5.13 ACCOUNTS RECEIVABLE AND PAYABLE. Except for payments to the Shareholder or its Affiliates (other than the Company and the Subsidiaries), the Company and the Subsidiaries shall not, and the Shareholder shall not cause the Company or any Subsidiary to, accelerate the collection of its accounts receivable or delay the payments of its accounts payable or other Liabilities, in each case arising out of the operation of the Business in a manner which would be inconsistent with past practice.

    5.14 TITLE MATTERS; SURVEYS.

         (a) TITLE DOCUMENTS. As soon as practicable following the execution of this Agreement, the Shareholder, at its sole cost, shall provide to the
    Purchaser: (i) a current A.L.T.A. Form 1992 title insurance commitment, with extended coverage endorsements, from a title insurance company reasonably acceptable to the Purchaser (or if there is an existing title policy
    ("EXISTING POLICY") for such parcel issued by a title insurance company reasonably acceptable to the Purchaser, from such title insurance company) for

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

    the parcel of Owned Real Estate which serves as the Cary, North Carolina operations center of the Company and which is more fully described in
    SCHEDULE 3.17 of this Agreement ("CARY PROPERTY") agreeing to insure the title of the owner in amounts reasonably satisfactory to the Purchaser for such parcel, but in no event in excess of an insurable amount reasonably determined by the title insurance company, with standard exceptions waived, together with copies of all documents mentioned in said title insurance commitment, as well as a copy of the Existing Policy, if any, and (ii) a current-on-the-ground ALTA survey for the Cary Property, prepared by a reputable licensed surveyor in the State of North Carolina, containing a certification in form reasonably satisfactory to the Purchaser, in favor of the Purchaser, the title insurance company and the owner of the Cary Property (collectively, with the items described in clause (i), the "TITLE DOCUMENTS").

         (b) REVIEW OF TITLE  DOCUMENTS. The  Purchaser  shall be allowed twenty
    (20) days after receipt of the Title Documents for examination thereof and the making and delivering of any written objections to the condition of title. If no title objection is made within such period, any objection shall be deemed to have been waived by the Purchaser. If there is a written objection to the condition of title to the Cary Property and such objection is made by the Purchaser within said twenty (20) day period, the Shareholder shall use commercially reasonable efforts, at its sole cost and expense, to cure said title objections within thirty (30) days after said objections have been raised by the Purchaser. If the Purchaser's title objections are not cured or endorsed over to the Purchaser's reasonable satisfaction within such thirty (30) day period, then the Purchaser shall have the right for a period of five (5) business days following the termination of such thirty
    (30) day cure period, (i) to terminate this Agreement by giving written notice of termination to the Shareholder, or (ii) if there is a title objection that can be stated in monetary terms, and if the Shareholder and the Purchaser mutually agree to such monetary terms, the Purchaser may accept the title objection and the Purchase Price shall be reduced by the mutually agreed upon amount. If the Purchaser does not exercise its right to terminate or if the parties cannot agree upon a reduction of the Purchase Price, the Purchaser shall be deemed to have waived all such uncured objections to the condition of title disclosed by the Title Documents. The title matters approved or deemed approved by the Purchaser pursuant to this
    Section 5.14(b) are referred to as "PERMITTED EXCEPTIONS").

         (c) TITLE  POLICY.  It   shall  be  a  condition  to  the   Purchaser's
    obligations to close the transactions contemplated herein that the Shareholder shall, at Closing, cause the title insurance company approved by the Purchaser pursuant to Section 15.4(a), to issue and deliver to the Purchaser (i) an ALTA owners extended coverage policy of title insurance on the 1970 form (or 1992 form, so long as all creditors rights, fraudulent conveyance and other similar exceptions are deleted), in an amount satisfactory to the Purchaser, showing title to the Cary Property vested in the Company and/or applicable Subsidiary, subject only to the Permitted Exceptions, and containing such endorsements as may be reasonably required by the Purchaser (the "TITLE POLICY"), or (ii) if there is an Existing Policy from a title insurance company satisfactory to the Purchaser, an endorsement or endorsements to the Existing Policy in each case in form reasonably satisfactory to the Purchaser, increasing the liability amounts thereunder to an amount satisfactory to the

    Purchaser,  but in no event in  excess  of an  insurable  amount  reasonably determined by the title insurance company. The Purchaser shall be responsible for paying the costs of the foregoing and providing the title insurance company with such documentation and indemnifications as may be reasonably required to issue such coverage.

         (d) OTHER OWNED REAL ESTATE. In addition to the Cary Property, the Company and the Subsidiaries own approximately nine hundred fifty (950) water well lots, thirty-three (33) wastewater treatment plant lots, fourteen
    (14) elevated  tank lots,  and  approximately  eighty (80)  wastewater  pump
    (lift) station lots. While most of these properties are either (i) owned in fee simple absolute title (with several titled in fee simple determinable or fee simple subject to a condition subsequent), or (ii) are leased, some of the properties, as indicated, have perpetual easements only. The Shareholder shall be under no obligation pursuant to the terms of this Agreement to provide any title commitment, title insurance, survey or other documentation to the Purchaser unless such documentation is presently available in the files of the Shareholder, the Company or the Subsidiaries.

    5.15 INSURANCE. The Shareholder shall maintain in full force and effect, for the benefit of the Company and the Subsidiaries, all insurance coverages for the Company and the Subsidiaries substantially comparable to coverages existing on the date hereof.

    5.16 FILING REPORTS AND MAKING PAYMENTS. The Company and the Subsidiaries shall, and the Shareholder shall cause the Company and the Subsidiaries to, timely file all required reports and notices with applicable Governmental Bodies and timely make all uncontested payments due and owing to each such Governmental Body, including, but not by way of limitation, any filings, notices and/or payments required by reason of the transactions contemplated by this Agreement.

    5.17 CAPITAL EXPENDITURES. The Company and the Subsidiaries shall not, and the Shareholder shall not permit the Company or any Subsidiary to, make any capital expenditures in excess of its approved capital expenditures budget (which has been previously provided to the Purchaser) without the Purchaser's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

    5.18 MONTHLY AND YEAR-END 2003 FINANCIALS. Within fifteen (15) days of the close of each month after the execution of this Agreement by all parties hereto, the Shareholder shall deliver to the Purchaser a consolidated balance sheet and income statement for the Company and the Subsidiaries disclosing the financial position and results of operations of the Company and the Subsidiaries for the preceding month and year-to-date which shall be prepared on a basis consistent with the interim financial statements of the Company and the Subsidiaries, and consistent with the prior months and year-to-date financial statements. At least ten (10) days prior to Closing, the Shareholder shall deliver to the Purchaser audited consolidated financial statements, including a balance sheet and income statement, for the Company and the Subsidiaries which, including any notes thereto, fairly present the consolidated financial position and condition of the Company and the Subsidiaries as of December 31, 2003 and the results of their operations for the period then ended in accordance with GAAP applied by the Company and the Subsidiaries on a consistent basis throughout the periods covered.

    5.19 LITIGATION. From the date hereof and through the Closing Date, the Shareholder will notify the Purchaser in writing of any actions or Proceedings of the type required to be described in Section 3.7 of this Agreement, that, from the time hereof, are, to the Knowledge of the Shareholder or the Company, Threatened or commenced against the Company or either Subsidiary or against any officer, director or Employee of the Company or either Subsidiary.

    5.20 NOTIFICATION OF INACCURACY. The Shareholder agrees to promptly notify the Purchaser in writing of any material inaccuracy made by the Shareholder in this Agreement of which the Shareholder becomes aware prior to the Closing Date and which could result in a Material Adverse Effect. The Purchaser agrees to promptly notify the Shareholder in writing of any material inaccuracy made by the Purchaser in this Agreement of which the Purchaser becomes aware prior to the Closing Date. The foregoing shall not limit the ability of the Shareholder to Supplement the Schedules.

    5.21 DEBT INSTRUMENTS. The Shareholder has provided the Purchaser with copies of all Debt Instruments of the Company and the Subsidiaries which are described in Section 3.29 of this Agreement and which are set forth in SCHEDULE
3.29. Upon payment of the Purchase Price at the Closing, any and all indebtedness of the Company and the Subsidiaries to ALLETE, Inc., the Shareholder and/or any of their Affiliates shall be deemed paid in full.

    5.22 GUARANTEES.

         (a) COMPANY AND SUBSIDIARY GUARANTEES.  All  guarantees  set  forth  in
    SCHEDULE 3.11 hereof and all other guarantees made by the Company or the Subsidiaries, contingent or otherwise, of any kind or nature made for or on behalf of ALLETE, Inc., the Shareholder, any Affiliate of ALLETE, Inc. or the Shareholder (other than the Company and the Subsidiaries), or any of their respective officers, directors, employees or other representatives shall be fully and finally terminated, without recourse, and delivered to the Purchaser at and upon the Closing.

         (b) SHAREHOLDER AND AFFILIATE GUARANTEES. SCHEDULE 5.22(b) sets forth a list of guarantees made by the Shareholder and/or its Affiliates (excluding the Company and the Subsidiaries) with respect to the Business. Each of the parties shall use all commercially reasonable efforts prior to the Closing to cause the Shareholder and its Affiliates to be released from any and all such guarantees, contingent or otherwise, of any kind or nature, made for or on behalf of the Company or any of the Subsidiaries (each a "SHAREHOLDER GUARANTEE"). The release of the Shareholder Guarantee(s) shall be evidenced by the return of the original guarantee at the Closing or by delivery of an irrevocable release executed by the named guarantee or beneficiary of the Shareholder Guarantee. In the event that such a release is not obtained at or prior to the Closing, the Purchaser, the Company and the Subsidiaries shall make continuous commercially reasonable efforts to terminate, extinguish or otherwise obtain the release of any such remaining Shareholder Guarantee(s) (along with all documents and instruments to evidence such binding termination extinguishment or release). In furtherance of the foregoing, the Purchaser shall defend, indemnify and hold the Shareholder and its Affiliates harmless from and against any Shareholder and/or Affiliate Guarantee.

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

    5.23 ENVIRONMENTAL ASSESSMENT. The Shareholder shall permit and cooperate with the Purchaser or any reasonably qualified environmental consultant designated by the Purchaser (the "ENVIRONMENTAL ASSESSMENT FIRM") to conduct a Phase I environmental site assessment (the "ENVIRONMENTAL ASSESSMENT") of any Owned Real Estate or other Real Estate used in the Business prior to the Closing. The Purchaser shall pay all fees and expenses of the Environmental Assessment Firm. Any and all written report(s) of the Environmental Assessment Firm shall be concurrently delivered to the Shareholder with and upon the delivery of such report(s) to the Purchaser. The Shareholder shall have the right to Supplement its Schedules to this Agreement with specific information contained in the report(s) of the Environmental Assessment Firm in accordance with the Supplement provisions of Section 13.21 of this Agreement.

    5.24 COOPERATION WITH RESPECT TO PERMITS, LICENSES AND REGULATORY MATTERS.

         (a) PERMITS. The Shareholder shall at its sole cost and expense promptly perform such lawful acts and execute and deliver to the Purchaser such documents as the Purchaser may request to obtain the full benefits of the transfer of ownership of the Stock, and the Shareholder shall use commercially reasonable efforts to and shall cooperate with the Purchaser to obtain for the Purchaser all transferable and nontransferable Permits issued by a Governmental Body necessary or appropriate to continue the operation of the Company and the Subsidiaries in the Ordinary Course of Business from and after the Closing Date.

         (b) REGULATORY MATTERS. Upon execution of this Agreement, the Purchaser and the Shareholder shall promptly proceed, and the Shareholder shall cause the Company and each Subsidiary to file, all applications, consent requests and associated documentary material required by or necessary to obtain all approvals of any Governmental Body necessary to complete or satisfy the conditions to Closing with respect to the transactions contemplated by this Agreement, including those required by HSR (if applicable), and the North Carolina General Statutes, the VDH and other Applicable Laws. Each party shall bear its own costs with respect to such applications and consent requests.

    5.25 PERFORMANCE AND OTHER BONDS. As of or immediately following the Closing the Purchaser shall arrange to obtain replacement performance and other bonds which have been posted by the Company, the Subsidiaries and/or the Shareholder (in the coverage amounts and for the term(s) set forth on such bonds) for delivery at the Closing (and to the appropriate Governmental Body, including those required by the NCUC and the VDH) which are set forth in SCHEDULE 5.25. All such bonds to be obtained by the Purchaser shall be effective as of the Closing Date for events arising on or after the Closing Date. Evidence satisfactory to the Shareholder of compliance with Applicable Law (including North Carolina General Statute 62-110.3 and NCUC rules R7-37 (water) and R10-24 (wastewater)) with respect to such bonds shall also be provided at the Closing by the Purchaser. The Purchaser acknowledges that (i) it shall have no right or claim to the performance and other bonds presently in existence and which are executed by the Shareholder, and (ii) the Shareholder shall cause the termination and cancellation of each such performance and other bond as of the Closing Date, and the Shareholder shall have the right to any and all proceeds and rebates, if any, therefrom with respect to such termination and cancellation; PROVIDED, HOWEVER, that the cost for such performance and other bonds was not previously charged to (and paid by) the Company and/or the Subsidiaries by the Shareholder.

    5.26 ABSENCE OF CERTAIN DEVELOPMENTS. Except for the transactions contemplated by this Agreement or as otherwise set forth on SCHEDULE 5.26 hereto, the Company and the Subsidiaries will conduct the Business only in the Ordinary Course of Business and will not:

         (a) Declare, set aside or pay a dividend or make any other distribution with respect to any class of capital stock of the Company or the Subsidiaries;

         (b) Change  accounting  methods  or   practices   (including,   without
    limitation, any change in depreciation, amortization or cost accounting policies or rates);

         (c) Except for the transactions contemplated by this Agreement and as otherwise set forth in SCHEDULE 3.37, enter into any employment contract or collective bargaining agreement, written or oral, or modify the terms of any existing employment contract or agreement or adopt, amend, modify or terminate any Benefit Plan;

         (d) Make any change or amendment in its articles of incorporation or bylaws;

         (e) Issue or sell any securities; acquire, directly or indirectly, by redemption or otherwise, any securities; or grant or enter into any options, warrants, calls or commitments of any kind with respect thereto;

         (f) Make any capital expenditure exceeding One Hundred Thousand Dollars ($100,000) which are not in the capital expenditure operating budgets of the Company and its Subsidiaries; and/or

         (g) Incur any obligations for borrowed money (as opposed to purchase money debt) other than pursuant to the existing credit facilities under the Debt Instruments described and set forth in SCHEDULE 3.29 of this Agreement; PROVIDED, HOWEVER, the Purchaser (i) acknowledges that the Company is presently in the process of expanding its line of credit with CoBank, ACB from an $8.5 million maximum principal amount available under such line of credit to a maximum principal amount of $11.0 million, and (ii) hereby consents to such expansion of the CoBank, ACB line of credit.

    5.27 CERTAIN ACCOUNTING MATTERS.

         (a) UNAMORTIZED ACQUISITION COSTS. As an affirmative response and accommodation to the Purchaser's request, the Company has agreed to write-off in the November 30, 2003 and December 31, 2003, interim financial statements of the Company and its Subsidiaries certain capitalized preliminary investigation costs arising from development of a wastewater treatment system which would be permitted for discharge in Williamson County, Tennessee. The write-off will approximate $97,000, or $59,000 on an after-tax basis. The Company will also propose this write-off adjustment for the December 31, 2003, audited financial statements by including the write-off in the year-end trial balance prepared for the Company's auditor.

         (b) INTERIM ACCRUAL OF VACATION LIABILITY. As a further affirmative response and accommodation to the Purchaser's request, the Company shall present an accrual of vacation pay liability for each interim financial statement of the Company and the Subsidiaries, to be prepared by the Company for delivery to the Purchaser, pursuant to and in accordance with Section
    5.18 of this Agreement.

         In furtherance of the foregoing, the Shareholder shall cause the Company to, and the Company shall, as of January 1, 2004, accrue in accordance with the Company's vacation pay policy, a full year of vacation pay liability anticipated and calculated by the Company for the calendar year 2004. The amount shall be (i) initially recorded by a debit to "Vacation Pay Deferred Asset" (a balance sheet account) and by a credit to "Vacation Pay Liability" (a balance sheet account), and (ii) amortized on a monthly basis based on actual use of vacation time by all employees by an entry that debits "Vacation Pay Liability" and credits "Vacation Pay Deferred Asset". In the event an employee terminates employment in 2004, the full amount paid to such employee for accrued but unused vacation time shall be recorded as expense in the period incurred as a consequence of the cash payment to the employee, with a corresponding entry (in the same gross amount of the gross vacation pay liability which was remitted to such employee) that debits "Vacation Pay Liability" and credits Vacation Pay Deferred Asset". In the event an employee has carry-over vacation from 2003, the use of that vacation shall be recorded as a debit to "Vacation Pay Liability" and a credit to "Vacation Pay Deferred Asset".

    5.28 CAPITAL EXPENDITURES. The Company and its Subsidiaries shall make best reasonable commercial efforts to continue their investment in capital resources in the Ordinary Course of Business consistent with the capital budget(s) established for the Company and the Subsidiaries.

                                   ARTICLE 6
             MUTUAL CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS

    Unless waived in writing by the parties, each and every obligation of the Purchaser and the Shareholder to be performed at the Closing shall be subject to the satisfaction at or prior thereto of each and all of the following conditions precedent:

    6.1 PROCEEDINGS. There being no (i) Proceedings which have been brought, asserted or commenced against the Purchaser, the Company, the Subsidiaries and/or the Shareholder by any Person which enjoins or otherwise materially and adversely affects the Purchaser's, the Company's, the Subsidiaries' or the Shareholder's ability to consummate the transactions contemplated hereby or which could reasonably be expected to have a Material Adverse Effect if the transactions contemplated hereby were consummated, (ii) Proceedings that have been Threatened against the Purchaser, the Company, the Subsidiaries and/or the Shareholder by any Person which would enjoin or materially and adversely affect the Purchaser's, the Company's, the Subsidiaries' or the Shareholder's ability to consummate the transactions contemplated hereby or which could reasonably be expected to have a Material Adverse Effect in the event the transactions contemplated hereby were consummated, or (iii) Applicable Laws restraining or enjoining or which may reasonably be expected to nullify or render ineffective this Agreement or the consummation of the transactions contemplated hereby or which otherwise could reasonably be expected to have a Material Adverse Effect if the transactions contemplated hereby were consummated.

    6.2 CONSENTS AND APPROVALS. The Purchaser and the Shareholder shall have received evidence, in form and substance reasonably satisfactory to the respective counsel for the Purchaser and the Shareholder, that all material consents, waivers, releases, authorizations, approvals, licenses, certificates, Permits and franchises of all Persons (including each and every Governmental
Body) as may be necessary to lawfully consummate the transactions contemplated by this Agreement and for the Purchaser to carry on and continue the operations of the Company and the Subsidiaries as they are now conducted have been obtained. All consents of a Governmental Body shall be by Final Order; PROVIDED, HOWEVER, that if the Purchaser and the Shareholder waive the condition of Governmental Body consent by Final Order, the parties shall consider the Governmental Body consent without Final Order sufficient to proceed to Closing according to the other terms of this Agreement. All Final Orders shall impose no conditions that could have a Material Adverse Effect on the Company or the Subsidiaries after giving effect to the consummation of this Agreement. "FINAL ORDER" means an action or decision of the Governmental Body as to which (i) no request for a stay is pending, no stay is in effect, and any deadline for filing such request that may be designated by Applicable Law has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of such petition or application has passed, (iii) the Governmental Body does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed, and (iv) no judicial appeal is pending or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

    6.3 ANTITRUST MATTERS. All waiting periods under HSR have expired, no temporary restraining order, preliminary Injunction or permanent Injunction enjoining the consummation of the transactions contemplated herein has been entered by any court, no action seeking to enjoin the consummation of this transaction has been commenced by any Person, and neither the FTC, the DOJ nor any State Attorney General has Threatened to take any action to enjoin or challenge the transaction contemplated herein. Promptly after the execution of this Agreement, the Purchaser and the Shareholder shall make all filings and submit information requested or required under HSR with the FTC and the DOJ. Neither party hereto shall initiate any substantive discussion with the FTC or DOJ concerning the transactions contemplated by this Agreement without giving the other party reasonable prior notice of such discussion and a reasonable opportunity to participate therein. Each party shall promptly report to the other the fact and general nature of any substantive discussion initiated with it by the FTC or DOJ concerning the transactions contemplated by this Agreement. Notwithstanding the foregoing, the parties hereto have presently determined that filings under HSR are not required due to the amount of the Purchase Price for the Stock.

                                   ARTICLE 7

         ADDITIONAL CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS

    Unless waived by the Purchaser in writing, each and every obligation of the Purchaser to be performed at the Closing shall be subject to the satisfaction at or prior thereto of each and all of the following conditions precedent:

    7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties (as amended by any Supplement) made by the Shareholder in this Agreement, and the Ancillary Documents to be executed and delivered by the Shareholder pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing with the same force and effect as though such representations and warranties had been made or given at and as of the Closing.

     7.2 COMPLIANCE WITH COVENANTS AND AGREEMENTS. The Shareholder, the Company and the Subsidiaries shall have performed and complied with all of their covenants, agreements and obligations under this Agreement and the Ancillary Documents which are to be performed or complied with by them at or prior to the Closing, including the execution and delivery of the Ancillary Documents specified in Section 2.4(b) hereof, all of which shall be reasonably satisfactory in form and substance to the Purchaser.

     7.3 NO MATERIAL ADVERSE EFFECT. As of the Closing Date, nothing shall have occurred which would, individually or in the aggregate, have a Material Adverse Effect on the Company and/or the Subsidiaries.

     7.4 LEGAL OPINION. The Purchaser shall have received an opinion from the counsel for the Shareholder, dated as of the Closing Date, in form and substance satisfactory to the Purchaser in the Purchaser's reasonable commercial discretion.

                                   ARTICLE 8

        ADDITIONAL CONDITIONS PRECEDENT TO THE SHAREHOLDER'S OBLIGATIONS

    Unless waived by the Shareholder in writing, each and every obligation of the Shareholder to be performed at the Closing shall be subject to the satisfaction at or prior thereto of each and all of the following conditions precedent:

    8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties (as amended by any Supplement) made by the Purchaser in this Agreement and the Ancillary Documents to be executed and delivered by the Purchaser pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing with the same force and effect as though such representations and warranties had been made or given at and as of the Closing.

    8.2 COMPLIANCE WITH COVENANTS AND AGREEMENTS. The Purchaser shall have performed and complied with all of its covenants, agreements and obligations under this

Agreement and the Ancillary Agreements which are to be performed or complied with by it at or prior to the Closing, including the execution and delivery of the Ancillary Documents specified in Section 2.4(c) hereof.

    8.3 LEGAL OPINION. The Shareholder shall have received an opinion from the counsel for the Purchaser, dated as of the Closing Date, in form and substance satisfactory to the Shareholder in the Shareholder's reasonable commercial discretion.

    8.4 DELIVERY OF PURCHASE PRICE AND OTHER CONSIDERATION. The Purchaser shall have delivered to the Shareholder, against receipt of the certificates for the Stock, the Purchase Price.

                                   ARTICLE 9

                                 INDEMNIFICATION

    9.1 INDEMNIFICATION BY THE SHAREHOLDER. The Shareholder hereby covenants and agrees to indemnify and hold the Purchaser, its officers, directors, employees, Affiliates, shareholders and agents, and each of their respective successors and assigns, harmless from, against and in respect of any and all losses, costs, expenses (including without limitation, reasonable attorneys' fees and disbursements of counsel), Liabilities, damages, fines, penalties, charges, assessments, judgments, settlements, claims, causes of action and other obligations of any nature whatsoever (excluding, however, Purchaser claims against the Shareholder for incidental, consequential or special damages, including punitive damages, other than those claims which arise from a third party claim against the Company) (individually, a "LOSS" and collectively "LOSSES") that any of them may at any time, directly or indirectly, suffer, sustain, incur or become subject to, arising out of, based upon or resulting from or on account of each of the following:

         (a) the breach or falsity of any representation or warranty made by the Shareholder in this Agreement and the Ancillary Documents to be executed and delivered by the Shareholder pursuant hereto and thereto; PROVIDED, HOWEVER, that the Shareholder shall not be required to provide such indemnification for the breach or falsity of any such representation or warranty (other than representations or warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 3.9, 3.10, 3.23, 3.29, 3.31, 3.33 and 3.35) unless and until the Purchaser, its officers, directors, employees, Affiliates and other representatives shall have sustained cumulative Losses as a result of one or more such breaches or falsities of Five Hundred Thousand Dollars ($500,000) (the "BASKET AMOUNT"). Once the aggregate of Losses exceeds the Basket Amount, the Shareholder shall provide indemnification for all Losses sustained as a result of such breach(es) or falsity(ies) of the applicable representations and warranties in excess of the Basket Amount; or

         (b) the breach of any covenant or agreement made by the Shareholder in this Agreement and the Ancillary Documents to be executed and delivered by the Shareholder or its representatives pursuant hereto or thereto; or

         (c) any incurrence by the Purchaser, the Company or the Subsidiaries of an amount or amounts for Transactional Expenses of the Shareholder; or

         (d) any claim (i) for Retention Payments, severance pay, bonus, unpaid wages or salaries accruing, incurred or triggered by a termination of employment (voluntary or involuntary) of any employee of the Shareholder, the Company or the Subsidiaries which occurred at any time prior to the Closing or which arises immediately upon and as a consequence of the occurrence of the Closing (but not as a consequence of a hiring and subsequent termination by the Purchaser), or (ii) relating to any claim or Proceeding of any employee of the Shareholder, the Company or the Subsidiaries arising from any act, occurrence, or event, the basis of which is dated at any time prior to, or attributable to, the Closing; or

         (e) any and all Losses that arise from, in connection with or incident to any claim, obligation, cost or expense under a guarantee made by the Company or the Subsidiaries on behalf of the Shareholder as described in
    Section 5.22(a) that are not within the scope of the indemnity from the Purchaser to the Shareholder; or

         (f) any and all Losses that arise from, are in connection with, or are incident to any claims set forth in SCHEDULE 3.24 to the extent such Losses would otherwise be covered under any insurance or self-insurance arrangement.

    Notwithstanding the foregoing, any Loss or aggregate Losses to be indemnified by the Shareholder to the Purchaser under this Agreement shall not exceed Seven Million Five Hundred Thousand Dollars ($7.5 Million). Any claim of indemnification by the Purchaser from, in connection with or incident to any Loss or Losses related to Taxes shall be governed by Article 10 of this Agreement.

    9.2 INDEMNIFICATION BY THE PURCHASER. The Purchaser covenants and agrees to defend, indemnify and hold the Shareholder and its respective officers, directors, successors and assigns, harmless from, against and in respect of any and all Losses that it may at any time, directly or indirectly, suffer, sustain, incur or become subject to, arising out of, based upon or resulting from or on account of each or all of the following:

         (a) the breach or falsity of any representation or warranty made by the Purchaser in this Agreement and the Ancillary Documents to be executed and delivered by the Purchaser pursuant hereto and thereto; or

         (b) the breach of any covenant or agreement made by the Purchaser in this Agreement and the Ancillary Documents to be executed and delivered by the Purchaser pursuant hereto or thereto;

         (c) any and all Losses arising from, in connection with or incident to the Shareholder and Affiliate Guarantees described in Section 5.22; or

         (d) any and all Losses arising from, in connection with or incident to the Severance Payments.

    9.3 PROCEDURE FOR INDEMNIFICATION. In the event a party, including its trustees, officers, directors, employees, Affiliates and other representatives, intends to seek indemnification pursuant to the provisions of Sections 9.1 or
9.2 hereof (the "INDEMNIFIED PARTY"), the Indemnified Party shall promptly give notice hereunder to the other party (the "INDEMNIFYING PARTY") of a claim or after obtaining written notice of any claim, investigation, or the service of a summons or other initial or continuing legal or administrative process or Proceeding in any action instituted against the Indemnified Party as to which recovery or other action may be sought against the Indemnified Party because of the indemnification provided for in Section 9.1 or 9.2 hereof, and, if such indemnity shall arise from the claim of a third party, the Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting from such claim; PROVIDED, HOWEVER, that the Indemnified Party shall not be required to permit such an assumption of the defense of any claim or Proceeding which, if not first paid, discharged or otherwise complied with, would result in a material interruption or disruption of the business of the Indemnified Party, or any material part thereof. Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure of the Indemnified Party to give such notice (or by delay by the Indemnified Party in giving such notice) unless, and then only to the extent that, the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice. Failure by the Indemnifying Party to notify the Indemnified Party of its election to defend any such claim or action by a third party within twenty (20) days after notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its right to defend such claim or action.

    If the Indemnifying Party assumes the defense of such claim, investigation or Proceeding resulting therefrom, the obligations of the Indemnifying Party hereunder as to such claim, investigation or Proceeding shall include taking all steps necessary in the defense or settlement of such claim, investigation or Proceeding and holding the Indemnified Party harmless from and against any and all Losses arising from, in connection with or incident to any settlement approved by the Indemnifying Party or any judgment entered in connection with such claim, investigation or Proceeding, except where, and only to the extent that, the Indemnifying Party has been prejudiced by the actions or omissions of the Indemnified Party. The Indemnifying Party shall not, in the defense of such claim or any Proceeding resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, delayed or conditioned) or enter into any settlement (except with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, delayed or conditioned) unless (i) there is no finding or admission of any violation of Applicable Law and no material effect on any claims that could reasonably be expected to be made by or against the Indemnified Party, (ii) the sole relief provided is monetary damages that are paid in full for Losses which are or may be properly applied against the Basket Amount, and (iii) the settlement shall include the giving by the claimant or the plaintiff to the Indemnified Party a release from all Liability in respect to such claim or litigation.

    If the Indemnifying Party assumes the defense of such claim, investigation or Proceeding resulting therefrom, the Indemnified Party shall be entitled to participate in the defense of the claim, but solely by observation and comment to the Indemnifying Party, and the counsel selected by the Indemnified Party shall not appear on its behalf in any Proceeding arising

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

hereunder. The Indemnified Party shall bear the fees and expenses of any additional counsel retained by it to participate in its defense unless any of the following shall apply: (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party, or (ii) the Indemnifying Party's legal counsel shall advise the Indemnifying Party in writing, with a copy to the Indemnified Party, that there is a conflict of interest that would make it inappropriate under applicable standards of professional conduct to have common counsel. If clause (i) or (ii) in the immediately preceding sentence is applicable, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party to represent the Indemnified Party, but in no event shall the Indemnifying Party be obligated to pay the costs and expenses of more than one such separate counsel for any one complaint, claim, action or Proceeding in any one jurisdiction.

    If the Indemnifying Party does not assume the defense of any such claim by a third party or litigation resulting therefrom after receipt of notice from the Indemnified Party, the Indemnified Party may defend against such claim or litigation in such manner as it reasonably deems appropriate, and unless the Indemnifying Party shall deposit with the Indemnified Party a sum equivalent to the total amount demanded in such claim or litigation plus the Indemnified Party's estimate of the cost (including attorneys' fees) of defending the same, the Indemnified Party may settle such claim or Proceeding on such terms as it may reasonably deem appropriate and the Indemnifying Party shall, subject to its defenses and the applicability of any remaining threshold loss amount provided for in Section 9.1(a) hereof, promptly reimburse the Indemnified Party for the amount of such settlement and for all reasonable costs (including attorneys' fees), expenses and damages incurred by the Indemnified Party in connection with the defense against or settlement of such claim, investigation or litigation, or if any such claim or litigation is not so settled, the Indemnifying Party shall, subject to its defenses and the applicability of any remaining Basket Amount provided for in Section 9.1(a) hereof, promptly reimburse the Indemnified Party for the amount of any final nonappealable judgment rendered with respect to any claim by a third party in such litigation and for all costs (including attorneys' fees), expenses and damage incurred by the Indemnified Party in connection with the defense against such claim or litigation, whether or not resulting from, arising out of, or incurred with respect to, the act of a third party.

    Each party shall cooperate in good faith and in all respects with each Indemnifying Party and its representatives (including without limitation its counsel) in the investigation, negotiation, settlement, trial and/or defense of any Proceedings (and any appeal arising therefrom) or any claim. The parties shall cooperate with each other in any notifications to and information requests of any insurers. No individual representative of any Person, or their respective Affiliates shall be personally liable for any Loss or Losses under this Agreement, except as specifically agreed to by said individual representative.

    9.4 DISPUTE RESOLUTION. In the event a dispute arises under this Agreement, except with respect to Section 2.2 or equitable remedies pursued under this Agreement, such disputes shall be resolved in the manner set forth in this
Section 9.4.

         (a) If a dispute arises under this Agreement, including any question regarding the existence, validity, interpretation or termination hereof, which is not described as an exception in this Section 9.4, the Purchaser and the Shareholder may invoke the dispute resolution procedure set forth in this Section 9.4 by giving written notice to the other party. The parties shall enter into discussions concerning this dispute. If the dispute is not resolved as a result of such discussion in ten (10) days, an attempt will be made to resolve the matter by a formal nonbinding mediation with an independent neutral mediator agreed to by the parties. If the parties cannot agree on a mediator within a period of ten
    (10) days after expiration of the ten (10) day period for resolution by discussion, then either party may apply to any court of competent jurisdiction for appointment of a mediator, which appointment shall be binding and nonappealable. Upon commencement of the mediation process, the parties shall promptly communicate with respect to a procedure and schedule for the conduct of the Proceeding and for the exchange of documents and other information related to the dispute. The mediation process shall be deemed ended if the dispute has not been resolved within thirty (30) days after appointment of the mediator.

         (b) All claims, disputes or other matters in question between the parties to this Agreement arising out of or relating to this Agreement which are not resolved by mediation in accordance with Section 9.4(a) within thirty (30) days after appointment of a mediator may be resolved pursuant to
    Section 9.4(c).

         (c) The Shareholder and the Purchaser agree and consent that any legal action, suit or Proceeding seeking to enforce this Section 9.4 shall be instituted and adjudicated solely and exclusively in any court of general jurisdiction in North Carolina, or in the United States District Court having jurisdiction in North Carolina and the Shareholder and the Purchaser agree that venue will be proper in such courts and waive any objection which they may have now or hereafter to the venue of any such suit, action or Proceeding in such courts, and irrevocably consent and agree to the jurisdiction of said courts in any such suit, action or Proceeding. The Shareholder and the Purchaser further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or Proceeding in said courts, and also agree that service of process or notice upon them shall be deemed in every respect effective service of process or notice upon them, in any suit, action or Proceeding, if given or made: (i) by a Person over the age of eighteen who personally serves such notice or service of process on the Shareholder or the Purchaser, as the case may be, or (ii) by certified mail, return receipt requested, mailed to the Shareholder or the Purchaser, as the case may be, at their respective addresses set forth in this Agreement.

         (d) In the event of a Proceeding filed or instituted between the parties pursuant to this Section 9.4, the prevailing party will be entitled to receive from the adverse party all costs, damages and expenses, including reasonable attorney's fees, incurred by the prevailing party in connection with that action or Proceeding, whether or not the controversy is reduced to judgment or award.

    9.5 EFFECT OF INSURANCE. An Indemnified Party who has a right to make a claim under any policy of insurance with respect to an indemnified claim made by the Indemnified Party shall use commercially reasonable efforts to make such claim on a prompt and competent basis in the manner required by the insurer. The Indemnified Party shall use commercially reasonable efforts to promptly and diligently pursue such claim and shall cooperate fully with the

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

insurer and the Indemnifying Party in the prosecution of the claim or claims. In the event an Indemnified Party receives insurance proceeds with respect to Losses for which the Indemnified Party has made an indemnification claim prior to the date on which the Indemnifying Party is required pursuant to this Article 9 to pay such indemnification claim, the indemnification claim shall be reduced by an amount equal to such insurance proceeds received by the Indemnified Party less all reasonable out-of-pocket costs incurred by the Indemnified Party in its pursuit of such insurance proceeds. If such insurance proceeds are received by the Indemnified Party after the date on which the Indemnifying Party is required pursuant to this Article 9 to pay such indemnification claim, the Indemnified Party shall, no later than five (5) days after the receipt of such insurance proceeds, reimburse the Indemnifying Party in an amount equal to such insurance proceeds (but in no event in an amount greater than the Losses theretofore paid to the Indemnified Party by the Indemnifying Party) less all reasonable out-of-pocket costs incurred by the Indemnified Party in obtaining such insurance proceeds. In either case, the Indemnifying Party shall compensate the Indemnified Party for all costs incurred by the Indemnified Party subsequent to either the reduction of any indemnification claim as provided above, or the delivery of any such insurance proceeds to the Indemnifying Party as provided above, as the case may be, as a result of any such insurance, including, but not limited to, retrospective premium adjustments, experience-based premium adjustments (whether retroactive or prospective) and indemnification or surety obligations of the Indemnified Party to any insurer. A claim for such costs shall be made by an Indemnified Party by delivery of a written notice to the Indemnifying Party requesting compensation and specifying this Section 9.5 as the basis on which compensation for such costs is sought, and the Indemnifying Party shall pay such costs no later than thirty (30) days after receiving the written notice requesting such compensation. Notwithstanding the foregoing, except to the extent set forth in the first two sentences of this Section 9.5, the Indemnified Party is not required to pursue a recovery from an insurer as a precondition to the Indemnifying Party's obligation to pay any indemnification claim as required by this Article 9, and the Indemnifying Party shall not be entitled to delay any payment beyond the respective payment dates for any indemnification claims referred to in this Article 9 for the purpose of awaiting receipt of insurance proceeds or credits therefor as provided herein.

    9.6 EFFECT OF TAXES. The amount of indemnification payment due hereunder shall be reduced by the amount of any Income Tax benefit that the Purchaser, the Company and the Subsidiaries (or their Affiliates) realizes (or will realize) as a result of incurring such Loss. The amount of the Income Tax benefit realized (or that will be realized) as a result of incurring a Loss shall be computed on a hypothetical basis and shall equal the product of (i) the sum of (A) the amount of each Income Tax deduction (or similar benefit) of the Purchaser, the Company and the Subsidiaries (or their Affiliates) resulting from the Loss that is reasonably anticipated to be deductible (or used) in the tax year including the date of indemnification payment (or in any prior tax years) plus (B) the present value as of the date of the indemnification payment of each Income Tax deduction (or similar benefit) of the Purchaser, the Company and the Subsidiaries (or their Affiliates) resulting from the Loss that is reasonably anticipated to be deductible (or used) in any tax year after the tax year of the indemnification payment multiplied by (ii) forty percent (40%). For purposes of clause (B), the present value of a future Income Tax deduction (or similar benefit) shall be determined using a discount rate of five percent (5%) and assuming that all Tax benefits from the deduction (or similar benefit) are realized on the 182nd day of the Company's tax year for the year in which the deduction (or similar benefit) is reasonably anticipated to be claimed.

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

                                   ARTICLE 10

                                   TAX MATTERS

    The following provisions shall govern the allocation of responsibility as between the Purchaser and the Shareholder for certain Tax matters following the Closing Date:

    10.1 TAX RETURNS.

         (a) The Shareholder has the exclusive authority and obligation to prepare, execute on behalf of the Company and the Subsidiaries and timely file, or cause to be prepared and timely filed, all Tax Returns of the Company and the Subsidiaries that are due with respect to any taxable year or other taxable period ending prior to or ending on and including the Closing Date. Such authority shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, Loss or credit arising out of the income, properties and operations of the Company and the Subsidiaries shall be reported or disclosed in such Tax
    Returns; PROVIDED, HOWEVER, that such Tax Returns shall be prepared by treating items on such Tax Returns in a manner consistent with the past practices with respect to such items and in a manner consistent with all applicable IRS regulations.

         (b) Except as provided in Section 10.1(a), the Purchaser shall have the exclusive authority and obligation to prepare, execute on behalf of the Company and the Subsidiaries and timely file, or cause to be prepared and timely filed, all Tax Returns of the Company and the Subsidiaries that are due with respect to any taxable year or other taxable period ending after the Closing Date; PROVIDED, HOWEVER, with respect to Tax Returns to be filed by the Purchaser pursuant to this Section 10.1 for taxable periods beginning before the Closing Date and ending after the Closing Date, items set forth on such Tax Returns shall be treated in a manner consistent with the past practices with respect to such items. Such authority shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, Loss or credit arising out of the income, properties and operations of the Company shall be reported or disclosed on such Tax Returns.

    10.2 CONTROVERSIES. The Purchaser shall promptly notify the Shareholder in writing upon receipt by the Purchaser or any Affiliate of the Purchaser (including the Company and the Subsidiaries after the Closing Date) of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a taxable period ending prior to or ending on and including the Closing Date for which the Shareholder may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a "TAX MATTER"). The Shareholder, or its duly appointed representative (the "SHAREHOLDER'S REPRESENTATIVE"), at its sole expense, shall have the authority to represent the interests of the Company and the Subsidiaries with respect to any Tax Matter before the IRS, any other taxing authority, any other governmental agency or authority or any court and shall have the sole right to control the defense, compromise or other resolution of any Tax Matter, including responding to inquiries, filing Tax Returns and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, a Tax Matter; PROVIDED, HOWEVER, that neither the Purchaser nor any of its Affiliates shall enter into any settlement of or otherwise compromise any Tax Matter that affects or may affect the Tax Liability of the Shareholder, the Company, the Subsidiaries or any Affiliate of the foregoing for any period ending after the Closing Date, which includes a portion of a period beginning before the Closing Date and ending after the Closing Date (the "OVERLAP PERIOD"), without the prior written consent of the Shareholder or the Shareholder's Representative, which consent shall not be unreasonably withheld, delayed or conditioned. The parties hereto shall keep the other fully and timely informed with respect to the commencement, status and nature of any Tax Matter.

    Except as otherwise provided in this Section 10.2, the Purchaser shall have the sole right to control any audit or examination by any taxing authority, initiate any claim for refund or amend any Tax Return, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of, or relating to, the income, assets or operations of the Company and the Subsidiaries for all taxable periods; PROVIDED, HOWEVER, that the Purchaser shall not, and shall cause its Affiliates (including the Company and the Subsidiaries) not to, enter into any settlement of any contest or otherwise compromise any issue with respect to the portion of the Overlap Period ending on or prior to the Closing Date without the prior written consent of the Shareholder, which consent shall not be unreasonably withheld, delayed or conditioned.

    10.3 TRANSFER TAXES. All transfer, documentary, stamp, registration, sales and use and similar Taxes and fees (including all penalties and interest) imposed in connection with the sale of the Stock or any other transaction that occurs pursuant to this Agreement shall be the obligation of the Shareholder.

    10.4 AMENDED TAX RETURNS. The Shareholder, the Company and the Subsidiaries shall not file or cause to be filed any amended Tax Return or claims for refund without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned, except for such amended Tax Returns or claims for refund filed in connection with the resolution of any Tax Matter in accordance with Section 10.2.

    10.5 NON-FOREIGN PERSON AFFIDAVIT. The Shareholder shall furnish to the Purchaser on or before the Closing Date a non-foreign Person affidavit as required by Section 1445 of the Code.

    10.6 TAX INDEMNIFICATION.

         (a) TAX INDEMNIFICATION. The Shareholder hereby covenants and agrees to indemnify, defend and hold harmless the Purchaser, its Affiliates
    (including the Company and the Subsidiaries) and the successors to the foregoing (and their respective shareholders, officers, directors, employees and agents) against (i) all Losses with respect to any claims that may be asserted by any party based upon the breach of any representation or warranty made with respect to Taxes in this Agreement, including those made pursuant to Section 3.9, (ii) all Taxes imposed on or asserted against the properties, income or operations of the Company or the Subsidiaries for all Pre-Closing Periods to the extent such Taxes have not been fully reserved for in the financial statements of the Company as of the last day of the month preceding the Closing Date, and (iii) all Taxes

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

    imposed on the Company or the Subsidiaries, or for which the Company or the Subsidiaries may be liable, as a result of any transaction contemplated by this Agreement. The Purchaser shall promptly give the Shareholder or its respective representatives written notice of all Taxes, Losses, claims and expenses which the Purchaser has reasonably determined may give rise to a right of indemnification under this Section 10.6(a), including a computation of the amount of the claimed indemnification with sufficient detail and particularity to enable the Shareholder to reasonably determine the amount of such required indemnification.

         (b) NOTIFICATION OF CLAIMS. In the event that the Purchaser fails to notify the Shareholder with respect to a Tax Matter in accordance with the provisions of Section 10.2, the Shareholder shall not be obligated to indemnify the Purchaser under this Section 10.6 to the extent that such failure to notify the Shareholder has a Material Adverse Effect on the Shareholder's ability to defend against such Tax Matter.

    10.7 SECTION 338 ELECTION. The Shareholder and the Purchaser have agreed that an election under Section 338(h)(10) of the Code, and any comparable state or local Tax provision, shall be made by the Purchaser and the Shareholder with respect to the Purchaser's acquisition of the Stock of the Company and each Subsidiary. In this regard, the Purchaser shall prepare, and the Shareholder shall assist in the preparation of, Forms 8883 or comparable state or local Tax forms in a manner consistent with the allocation of the Purchase Price to assets reflected in SCHEDULE 10.7. Upon presentation of any such Form 8883 or comparable state or local Tax form by the Purchaser, the Shareholder shall promptly execute and return such forms to the Purchaser for inclusion with the Purchaser's Tax Return and, if necessary, the Shareholder shall include a copy of such form with its own Tax Return for the Tax period that includes the purchase of the Stock.

    10.8 POST-CLOSING ACCESS AND COOPERATION. From and after the Closing Date, the Purchaser agrees, and agrees to cause the Company and the Subsidiaries, to permit the Shareholder and its representatives to have reasonable access, during normal business hours, to the books and records of the Company and the Subsidiaries, to the extent that such books and records relate to a Pre-Closing Period, and personnel, for the purpose of enabling the Shareholder to: (i) prepare Tax Returns, (ii) investigate or contest any Tax Matter which the Shareholder has the authority to conduct, and (iii) evaluate any claim for indemnification.

                                   ARTICLE 11

                     PERFORMANCE FOLLOWING THE CLOSING DATE

    The following covenants and agreements are to be performed after the Closing by the parties and shall continue in effect for the periods respectively indicated or, where no indication is made, until performed:

    11.1 FURTHER ACTS AND ASSURANCES. The parties agree that, at any time and from time to time, on and after the Closing Date, upon the reasonable request of the other party, they will do or cause to be done all such further acts and things and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered any and all papers, documents, instruments,

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

agreements, assignments, transfers, assurances and conveyances as may be necessary or desirable to carry out and give effect to the provisions and intent of this Agreement. In addition, from and after the Closing Date, the Purchaser will afford to the Shareholder and its attorneys, accountants and other representatives access, during normal business hours, to such personnel, books and records relating to the Company and/or the Subsidiaries as may reasonably be required in connection with the preparation of financial information or the filing of Tax Returns and will cooperate in all reasonable respects in connection with claims and Proceeding asserted by or against third parties, relating to or arising from the transactions contemplated hereby.

    11.2 NON-COMPETITION AGREEMENT. During the period of thirty-six (36) months from and after the Closing Date, the Shareholder, on behalf of itself and its Affiliates (other than the Company and the Subsidiaries), covenants and agrees that it will not, without the Purchaser's prior written consent, which may be withheld or given in its sole discretion, directly or indirectly, or individually or collectively within the State of North Carolina, lend any material credit, advice or assistance, or engage in any activity or act in any manner, including but not limited to, as a founder, promoter, partner, joint venturer, shareholder other than as a less than five percent (5%) shareholder of a publicly traded corporation, officer, director, trustee, manager, licensor, licensee, principal, agent, broker, representative, consultant, advisor, investor or otherwise for the purpose of establishing, operating or managing any business or entity that is engaged in activities competitive with the Business of the Company or the Subsidiaries.

    11.3 NON-SOLICITATION AGREEMENT. During the period of thirty-six (36) months from and after the Closing Date, the Shareholder covenants and agrees that it will not, whether for its own account or for the account of any other Person, directly or indirectly interfere with the relationship of the Company or the Subsidiaries with, or endeavor to divert or entice away from, the Company or the Subsidiaries any Person who or which at any time during the term of the Shareholder's affiliation with the Company or the Subsidiaries is an employee, vendor, supplier or customer of the Company or the Subsidiaries. The foregoing shall not apply to employees, vendors, suppliers or customers who do not, at the time of any solicitation, have a relationship with the Company or a Subsidiary in such capacity.

    11.4 REASONABLENESS OF COVENANTS. The Shareholder, on behalf of itself, its trustees, shareholders and Affiliates, acknowledges and agrees that the geographic scope and period of duration of the restrictive covenants contained in Sections 11.2 and 11.3 of this Agreement are both fair and reasonable and that the interests sought to be protected by the Purchaser, the Company and the Subsidiaries are legitimate business interests entitled to be protected. The Shareholder further acknowledges and agrees that the Purchaser would not have purchased the Shareholder's Stock in the Company pursuant to this Agreement unless the Shareholder agreed to the covenants contained in such Sections.

    11.5 INJUNCTIVE RELIEF. The parties agree that the remedy of damages at law for the breach by any party of any of the covenants contained in Sections 11.2 and 11.3 is an inadequate remedy. In recognition of the irreparable harm that a violation by the Shareholder, its officers, directors, shareholders or Affiliates, of any of the covenants, agreements or obligations arising under Sections 11.2 and 11.3 would cause the Purchaser and the Company, the Shareholder, on behalf of itself, its officers, directors, shareholders and Affiliates, agrees that in addition to any other remedies or relief afforded by law, an Injunction against an actual or threatened violation or violations may be issued against it and/or them and every other Person concerned thereby, it being the understanding of the parties that both damages and Injunction shall be proper modes of relief and are not to be considered alternative remedies.

    11.6 BLUE PENCIL DOCTRINE. In the event that any of the restrictive covenants contained in this Article shall be found by a court of competent jurisdiction to be unreasonable by reason of its extending for too great a period of time or over too great a geographic area or by reason of its being too extensive in any other respect, then such restrictive covenant shall be deemed modified to the minimum extent necessary to make it reasonable and enforceable under the circumstances.

    11.7 GUARANTEES. In furtherance of the provisions of Section 5.22 hereof, the Shareholder shall (i) have a continuing obligation after the Closing to terminate, extinguish or otherwise remove any and all of the guarantees described in Section 5.22 hereof, and (ii) defend and indemnify the Purchaser with respect to such guarantees in accordance with Article 9 of this Agreement, including Section 9.1.

    11.8 EMPLOYEE MATTERS.

         (a) EMPLOYMENT. Each Employee who is employed by the Company or either Subsidiary on the Closing Date shall continue to be employed by the Company or the Subsidiary, as applicable, on and after the Closing Date at substantially the same base wage or salary as in effect immediately prior to the Closing Date. Such continued employment shall be employment at-will, and nothing in this Section 11.8 is intended to create, or shall create or confer, any right of employment after the Closing Date for any Employee.

         (b) BENEFIT PLANS. Prior to the Closing  Date,  the Company  shall have
    (i) with respect to the Benefit Plans sponsored by the Company as set forth in SCHEDULE 3.10(a)(1), (2), (3), (4) AND (11) THROUGH (23) (the "COMPANY PLANS"), terminated the participation in any such Company Plan of any individual who is not an employee of the Company, (ii) with respect to the Company Plan set forth in SCHEDULE 3.10(a)(4), timely amended such Company Plan to lower the health care spending account maximum annual election for the 2004 plan year to $3,600, and (iii) with respect to the Company Plan set forth in SCHEDULE 3.10(a)(13), prepared and made any necessary 5500 filings and, to the extent necessary, entered into the Department of Labor Delinquent Filers Voluntary Compliance Program to assure plan compliance. The Purchaser shall, in its sole discretion, decide (i) whether benefits for the Employees shall be provided under benefit plans designated by the Purchaser which are maintained by the Purchaser and its Affiliates for their employees (each a "PURCHASER PLAN") or (ii) whether such benefits shall continue to be provided under one or more of the Company Plans. The Shareholder shall cause the Company and the Subsidiaries to cooperate with the Purchaser, and the Purchaser shall cooperate with the Company and the Subsidiaries, in making arrangements to terminate on the Closing Date those Company Plans designated by the Purchaser and any contracts with respect to the provision of benefits under such Company Plans, in accordance with the terms of such Company Plans and contracts. Notwithstanding the foregoing, in the event that arrangements cannot be made to ensure that termination of a Company Plan (which is to be replaced in whole or in part by a

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    corresponding  Purchaser Plan) cannot occur without a period of non-coverage or interruption in coverage, then arrangements for the termination of such Company Plan shall not occur until it is ensured that there will be no period of non-coverage or interruption of coverage in the transition from the applicable Company Plan to the corresponding Purchaser Plan. The Purchaser shall waive any waiting periods for coverage under a Purchaser Plan which replaces a Company Plan for Employees covered under such replaced Company Plan. The Purchaser shall credit the Employees with any amounts credited under the Company's medical plan toward an out-of-pocket maximum with respect to satisfaction of an out-of-pocket maximum under Purchaser's
    medical  plan.   The  Purchaser   shall  also  cause  the  Company  and  the
    Subsidiaries to continue to recognize and honor each Employee's accrued but unused vacation days as of the Closing Date and in the event of an Employee's termination of employment, to provide for payment of any such accrued vacation days which remain unused and to which the Employee remains entitled upon termination of employment.

         (c) ROLLOVER OF ACCOUNTS. With respect to the Benefit Plan set forth in SCHEDULE 3.10(a)(5) (i) the Company shall, and/or shall cause its
    Affiliate: (A) to submit to the IRS, prior to the end of the remedial amendment period, an application for a determination letter with respect to such Benefit Plan as adopted effective January 1, 1997 and as amended thereafter and (B) to take such action, prior to the Closing Date, as may be necessary or appropriate to terminate the Company's and the Subsidiaries' participation in such Benefit Plan, and (ii) the Purchaser shall take such action, prior to the Closing Date, as may be necessary or appropriate to enable the Employees, effective immediately following the Closing Date, to rollover account balances and outstanding plan loans under such Benefit Plan, to a comparable pension benefit plan sponsored by the Purchaser.

         (d) DISCONTINUE PARTICIPATION IN THIRD PARTY PLANS. Prior to the Closing Date, the Company and the Subsidiaries shall, and shall cause their Affiliates, to take such action as may be necessary or appropriate to discontinue the Company's and the Subsidiaries' participation in the Benefit Plans sponsored by the Shareholder or Florida Water Services Corporation as set forth in SCHEDULE 3.10(a)(6), (7), (8), (9) AND (10) (collectively the "THIRD PARTY PLANS"). The parties understand and agree that (i) the Company and/or its Affiliates may amend such Third Party Plans prior to the Closing Date as may be necessary or appropriate, in the discretion of the Company and/or its Affiliates, to discontinue the Company's participation in such Third Party Plans or for other reasons, (ii) the Purchaser is not assuming any of such Third Party Plans nor the liabilities associated therewith, and
    (iii) the Shareholder shall assume all liabilities under such Third Party Plans with respect to Employees or former employees of the Company and the Subsidiaries and shall indemnify and hold the Purchaser, the Company and the Subsidiaries and their officers, directors, employees, Affiliates, shareholders and agents and each of their respective successors and assigns, harmless from, against and in respect of all such liabilities and any costs or expenses (including without limitation, reasonable attorneys' fees) and any and all other Losses with respect to such Third Party Plans.

         (e) SERVICE CREDIT. All past service of the Employees with the Company and/or the Subsidiaries shall be taken into account for purposes of eligibility and vesting

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

    under the benefit plans provided by the Purchaser and for purposes of calculating vacation benefits and severance benefits under the vacation plan and severance plan maintained by the Purchaser. Nothing in this Section 11.8(e) shall abrogate or otherwise affect any Employee's right under the Employee severance provisions set forth in the Retention and Severance Agreements.

         (f) EMPLOYEE SEVERANCE. The Purchaser acknowledges and agrees that the Company and each of the Subsidiaries have entered into legal, binding and enforceable Retention and Severance Agreements with each of the Employees as set forth in Exhibit D to this Agreement. The "SEVERANCE PAYMENT" (as defined in EXHIBIT D) is calculated in accordance with the Employee's employment position, term of service and is capped at a specified level, as set forth in SCHEDULE 11.8. The Company or the applicable Subsidiary shall be responsible for funding and payment of any and all Severance Payments, without recourse to the Shareholder.

    11.9 INDEMNIFICATION OF OFFICERS AND DIRECTORS OF THE COMPANY AND THE SUBSIDIARIES.

         (a) INDEMNIFICATION. After the Closing, the Company will, and the Purchaser will cause the Company and each of the Subsidiaries to: (i) indemnify, defend and hold harmless the present and former officers, directors, employees, representatives and agents of the Company and each of the Subsidiaries (collectively, the "DIRECTOR INDEMNIFIED PARTIES" and individually, a "DIRECTOR INDEMNIFIED PARTY") in respect of acts or omissions occurring on or prior to the Closing Date to the extent provided under Applicable Law or under the organizational documents of the Company or the Subsidiaries, in each case as in effect on the date hereof, and (ii) advance expenses as incurred by such officers, directors, employees, representatives and agents of the Company and/or the Subsidiaries to the fullest extent permitted under Applicable Law or under the organizational documents of the Company and/or the Subsidiaries, whichever is greater, in each case as in effect on the date hereof; PROVIDED, that such indemnification and advancement of expenses shall be subject to any limitation imposed from time to time under Applicable Law.

         (b) NO CLAIMS. Except as set forth in SCHEDULE 11.9, there are no pending, nor, to the Knowledge of the Company, Threatened, claims as described in Section 11.9(a) for indemnification by any Director Indemnified Party.

         (c) INSURANCE PROCEEDS. If the Company and/or the Subsidiaries provide indemnification and/or advancement of expenses as provided for in Section 11.9(a) above, the Company and/or the Subsidiaries shall be entitled to all of the proceeds of any insurance providing coverage under any policies maintained by the Parent, the Shareholder, the Company, the Subsidiaries, or any of their Affiliates for such acts or omissions prior to the Closing Date.

         (d) THIRD PARTY BENEFICIARIES. Notwithstanding any contrary provision set forth in this Agreement or any Ancillary Document, the provisions of this Section 11.9

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

    are intended for the benefit of, and shall be directly  enforceable by, each
    of  the   Director   Indemnified   Parties,   their   heirs   and   personal
    representatives.

                                   ARTICLE 12

                                   TERMINATION

    12.1 TERMINATION. This Agreement may be terminated and the transactions contemplated herein may be abandoned after the date of this Agreement, but not later than the Closing:

         (a) by mutual written consent of all parties hereto;

         (b) by the Purchaser or the Shareholder if (i) any of the conditions provided for in Article 6 of this Agreement have not been met and have not been waived in writing by the party seeking to terminate on or before the Closing Date, and (ii) any party seeking to terminate this Agreement was not the cause of the failure of the condition to be satisfied;

         (c) by the Purchaser  if  (i)  any  of  the  conditions provided for in
    Article 7 of this Agreement have not been met and have not been waived in writing by the Purchaser on or before the Closing Date, and (ii) the Purchaser was not the cause of the failure of the condition to be satisfied;

         (d) by the Shareholder if (i) any of the  conditions  provided  for  in
    Article 8 of this Agreement have not been met and have not been waived in writing by the Shareholder on or before the Closing Date, and (ii) the Shareholder was not the cause of the failure of the condition to be satisfied;

         (e) by either the Purchaser or the Shareholder if the Closing shall not have occurred on or before September 30, 2004; and

         (f) by a party who objects to a Supplement and meets the criteria for the exercise of a termination right under and pursuant to Section 13.21.

In the event of termination or abandonment by  any  party  as  provided in  this
Section 12.1, written notice shall forthwith be given to the other party and, except as otherwise provided herein, each party shall pay its own expenses incident to preparation or consummation of this Agreement and the transactions contemplated hereunder and neither party shall have any Liability to the other hereunder except such Liability as may arise as a result of a breach hereof.

    12.2 RETURN OF DOCUMENTS AND NONDISCLOSURE. If this Agreement is terminated for any reason pursuant to Section 12.1 hereto, each party and its counsel shall return all documents and materials which shall have been furnished by or on behalf of the other party, and all copies thereof, and each party hereby covenants that it will not Use or Disclose to any Person any Confidential Information about the other party or any information about the transactions contemplated hereby, except insofar as may be necessary to comply with the requirements of any Governmental Body or Order or to assert its rights hereunder.

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

                                   ARTICLE 13

                                  MISCELLANEOUS

    13.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, COVENANTS AND AGREEMENTS. Each of the (i) representations and warranties of the parties contained in this Agreement and in any Ancillary Documents delivered by or on behalf of any of the parties hereto pursuant to this Agreement and the transactions contemplated hereby, and (ii) indemnification covenants set forth in Sections 9.1 and 9.2 hereof, shall survive the Closing of the transactions contemplated hereby and any investigation made by the parties or their agents for a period of eighteen
(18) months after the Closing, after which no claim for indemnification for any breach of any representation or warranty under this Agreement or covenants to indemnify under Sections 9.1 and 9.2 hereof (i) may be brought, (ii) no action with respect thereto may be commenced, and (iii) no party shall have any Liability or obligation with respect thereto, unless (i) the Indemnified Party gave written notice to the Indemnifying Party specifying with particularity the breach of representation or warranty or indemnification covenants set forth in either of Sections 9.1 or 9.2 claimed on or before the expiration of such eighteen (18) month period, (ii) the claim relates to a breach of any representations or warranties contained in Sections 3.9, 3.10, 3.11 or 3.25, in which case the right to indemnification shall survive until the expiration of the applicable statute of limitations, or (iii) the claim relates to any representation or warranty in Sections 3.2 or 3.35, in which case the representation or warranty shall indefinitely survive the Closing. The covenants and agreements arising from, incident to or in connection with this Agreement, other than the indemnification covenants set forth in Section 9.1 and 9.2 hereof shall survive the Closing indefinitely, until such covenants and agreements are fully satisfied and require no performance or forbearance, or the rights of a party hereto expire on a specific date by the terms hereof.

    13.2 PRESERVATION OF AND ACCESS TO RECORDS. The Purchaser shall preserve or cause the Company and the Subsidiaries to preserve all books and records of the Company and the Subsidiaries for a period of six (6) years after the Closing Date, or any later date of retention required by Applicable Law; PROVIDED, HOWEVER, the Purchaser may destroy any part or parts of such records upon obtaining written consent of the Shareholder for such destruction, which consent may be withheld in the Shareholder's absolute discretion. Such records shall be made available to the Shareholder and its representatives at all reasonable times during normal business hours of the Company and/or the Subsidiaries, as applicable, during said six-year period with the right at the Shareholder's expense to make abstracts from and copies thereof.

    13.3 COOPERATION. The parties hereto shall cooperate with each other in all respects, including using commercially reasonable efforts to assist each other in satisfying the conditions precedent to their respective obligations under this Agreement, to the end that the transactions contemplated hereby will be consummated.

    13.4 PUBLIC ANNOUNCEMENTS. The timing and content of all public announcements relating to the execution of this Agreement and the consummation of the transactions contemplated hereby shall be approved by both the Purchaser and the Shareholder prior to the release of such public announcements, and each party agrees to cooperate with the other party as appropriate to comply with all Applicable Laws.

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

    13.5 NOTICES. All notices, demands and other communications provided for hereunder shall be in writing and shall be given (i) by personal delivery, (ii) via facsimile transmission (receipt telephonically confirmed), (iii) by nationally recognized overnight courier (prepaid), or (iv) by certified or registered first class mail, postage prepaid, return receipt requested, sent to each party, at its and its representative's address as set forth below or at such other address or in such other manner as may be designated by such party or the respective representative in a written notice to each of the other parties. All such notices, demands and communications shall be effective (i) when personally delivered, (ii) one (1) business day after delivery to the overnight courier, (iii) upon telephone confirmation of facsimile transmission, or (iv) upon receipt after dispatch by mail to the party to whom the same is so given or made:

         If to the Purchaser:       Philadelphia Suburban Corporation
                                    762 West Lancaster Avenue
                                    Bryn Mawr, PA  19010
                                    Fax No.:  (610) 645-1061
                                    Attention: Chairman, President and Chief
                                    Executive Officer

         With a copy to:            Piper Rudnick LLP
                                    3400 Two Logan Square
                                    18th and Arch Streets
                                    Philadelphia, PA  19103
                                    Fax No.:  (215) 606-3341
                                    Attention: Peter J. Tucci

         If to the Shareholder:     ALLETE Water Services, Inc.
                                    30 West Superior Street
                                    Duluth, MN  55802-2093
                                    Fax No.:  (218) 723-3960
                                    Attention: General Counsel

         With a copy to:            Briggs and Morgan, Professional Association
                                    2400 IDS Center
                                    80 South Eighth Street
                                    Minneapolis, MN  55402
                                    Fax No.:  (612) 334-8650
                                    Attention: Michael J. Grimes

    13.6 ENTIRE AGREEMENT. Except for any confidentiality agreement executed by a party hereto (which shall, by the terms hereof, expire upon the Closing), this Agreement, including the Ancillary Documents to be executed by the parties pursuant hereto, contains the entire agreement of the parties hereto and supersedes all prior or contemporaneous agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.

    13.7 REMEDIES. The respective indemnification obligations of the parties set forth in Article 9 of this Agreement are the exclusive remedies of the parties and their successors, assigns or others seeking to claim by, through, or on behalf of a party, under this Agreement, and no

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

other remedy or remedies, whether arising under any Applicable Law, common law or otherwise, may be used, asserted or prosecuted in connection with this Agreement and any transaction, occurrence, or omission arising from, in connection with or otherwise based upon this Agreement; PROVIDED, HOWEVER, that all equitable remedies shall remain available other than rescission, which shall not be an available remedy of either party hereto, or their respective successors and assigns, under or pursuant to this Agreement. This Section 13.7 shall not be applicable in the specific instances in which a party hereto has committed fraud.

    13.8 AMENDMENTS. No purported amendment, modification or waiver of any provision of this Agreement or any of the documents, instruments or agreements to be executed by the parties pursuant hereto shall be effective unless in a writing specifically referring to this Agreement and signed by all of the parties hereto.

    13.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns, but except as hereinafter provided in this Section, nothing in this Agreement is to be construed as an authorization or right of any party to assign its rights or delegate its duties under this Agreement without the prior written consent of the other parties hereto. In its sole discretion the Purchaser may assign its rights in and/or delegate its duties under this Agreement to an Affiliate of the Purchaser. In the event of such an assignment of rights and/or delegation of duties, all references to the Purchaser or the Shareholder, as applicable to the assignment in this Agreement shall also be deemed to be references to the Person to which this Agreement is assigned; provided that no such assignment and/or delegation shall relieve the assignor of any of its duties or obligations hereunder.

    13.10 FEES AND EXPENSES. Each party hereto shall pay their own fees and expenses incurred in connection with negotiating and preparing this Agreement and consummating the transactions contemplated hereby, including but not limited to fees and disbursements of their respective attorneys, accountants and investment bankers. If the transaction is consummated, all fees and expenses, including legal, accounting, investment banking, broker's and finder's fees and expenses incurred by the Shareholder in connection with this transaction (the "TRANSACTIONAL EXPENSES") shall be deemed expenses of the Shareholder and shall be borne by the Shareholder.

    13.11 GOVERNING LAW AND JURISDICTION. This Agreement, including the Ancillary Documents to be executed and/or delivered by the parties pursuant hereto, shall be construed, governed by and enforced in accordance with the internal laws of the State of North Carolina, without giving effect to the principles of comity or conflicts of laws thereof. The Shareholder and the Purchaser agree and consent that any legal action, suit or Proceeding seeking to enforce any provision of this Agreement with the exception of Section 9.4 (which is governed by Section 9.4(c)) shall be instituted and adjudicated solely and exclusively in any court of general jurisdiction in North Carolina, or in the United States District Court having jurisdiction in North Carolina and the Shareholder and the Purchaser agree that venue will be proper in such courts and waive any objection which they may have now or hereafter to the venue of any such suit, action or Proceeding in such courts, and each hereby irrevocably consents and agrees to the jurisdiction of said courts in any such suit, action or Proceeding. The Shareholder and the Purchaser further agree to accept and acknowledge service of any and all process which may be

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

served in any such suit, action or Proceeding in said courts, and also agree that service of process or notice upon them shall be deemed in every respect effective service of process or notice upon them, in any suit, action, Proceeding, if given or made (i) according to Applicable Law, (ii) by a Person over the age of 18 who personally served such notice or service of process on the Shareholder or the Purchaser, as the case may be, or (iii) by certified mail, return receipt requested, mailed to the Shareholder or the Purchaser, as the case may be, at their respective addresses set forth in this Agreement.

    13.12 COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement. The counterparts of this Agreement and all Ancillary Documents may be executed and delivered by facsimile signature by any of the parties to any other party and the receiving party may rely on the receipt of such document so executed and delivered by facsimile as if the original had been received.

    13.13 HEADINGS. The headings of the articles, sections and subsections of this Agreement are intended for the convenience of the parties only and shall in no way be held to explain, modify, construe, limit, amplify or aid in the interpretation of the provisions hereof. The terms "this Agreement," "hereof," "herein," "hereunder," "hereto" and similar expressions refer to this Agreement as a whole and not to any particular article, section, subsection or other portion hereof and include the Schedules and Exhibits hereto and any document, instrument or agreement executed and/or delivered by the parties pursuant hereto.

    13.14 SCOPE OF AGREEMENT. Unless the context otherwise requires, all references in this Agreement or in any Schedule or Exhibit hereto, to the assets, properties, operations, business, financial statements, employees, books and records, accounts receivable, accounts payable, Contracts or other attributes of the Business shall mean such items or attributes as they are used in, apply to, or relate to the Business.

    13.15 NUMBER AND  GENDER.   Unless the  context  otherwise  requires,  words
importing the singular number shall include the plural and vice versa and words importing the use of any gender shall include all genders.

    13.16 SEVERABILITY. In the event that any provision of this Agreement is declared or held by any court of competent jurisdiction to be invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement, unless such invalid or unenforceable provision goes to the essence of this Agreement, in which case the entire Agreement may be declared invalid and not binding upon any of the parties.

    13.17 PARTIES IN INTEREST. Except for the third party beneficiaries specifically identified as a class in Section 11.9 hereof, nothing implied in this Agreement is intended or shall be construed to confer any rights or remedies under or by reason of this Agreement upon any Person other than the Purchaser and the Shareholder and their respective representatives, successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the Liabilities of any third Person to the Purchaser or the Shareholder.

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

    13.18 WAIVER. The terms, conditions, warranties, representations and indemnities contained in this Agreement, including the documents, instruments and agreements executed and delivered by the parties pursuant hereto, may be waived only by a written instrument executed by the party waiving compliance. Any such waiver shall only be effective in the specific instance and for the specific purpose for which it was given and shall not be deemed a waiver of any other provision hereof or of the same breach or default upon any recurrence thereof. No failure on the part of a party hereto to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

    13.19 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The words "including," "include" or "includes" shall mean including without limitation. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

    13.20 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    13.21 SUPPLEMENTATION OF SCHEDULES. The Shareholder or the Purchaser may elect to deliver a supplement ("SUPPLEMENT") to one or more of the Schedules previously delivered to the other in accordance with the procedures set forth in this Section 13.21 as follows:

           (a) Prior to the Closing Date, any and all Supplements must be in writing and must be delivered to the other party as soon as practicable, but in no event later than the date that is five (5) business days prior to the scheduled Closing Date. The other party shall be given the opportunity during the five (5) business days following the delivery of the proposed Supplement to consider that Supplement. If the recipient does not object to the contents of the Supplement within such period, the Schedule in question shall be deemed amended as of the date of this Agreement by the Supplement. If the recipient objects to a proposed Supplement, the sole remedy of such objecting party shall be termination of this Agreement in accordance Section 12.1(f) of this Agreement, PROVIDED, HOWEVER, such termination right shall only be available if the matter(s) disclosed in the Supplement could reasonably be determined to have a Material Adverse Effect (and, if the foregoing prevents a termination due to the determination that the matter(s) disclosed in the Supplement could not reasonably be determined to have a Material Adverse Effect,

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

    the Schedule in question shall be deemed amended, as described above); and PROVIDED, FURTHER, the right to provide the Supplement shall only be available if (i) the Supplement was prepared in connection with or was made necessary by a change in circumstance of which the party proposing the Supplement was unaware from the date of this Agreement to the date of the proposed Supplement, or (ii) the omission from the original Schedule(s) was ministerial in nature and the Supplement is not material to the Company and the Subsidiaries taken as a whole; and

           (b) Any and all Supplements delivered within five (5) business days prior to the scheduled Closing Date must be in writing and delivered to the other party pursuant to Section 13.5 of this Agreement, and will only be deemed to amend a Schedule with the written consent of the recipient of the Supplement.



                            [SIGNATURE PAGE FOLLOWS]










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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by duly authorized representatives as of the day, month and year first above written.



SHAREHOLDER:                                PURCHASER:

ALLETE WATER SERVICES, INC.                 PHILADELPHIA SUBURBAN
                                            CORPORATION


By                                          By
  ---------------------------------            ---------------------------------
  James K. Vizanko                             Nicholas DeBenedictis
  President and Chief Financial Officer        Its Chairman, President and
                                                 Chief Executive Officer

















                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]





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